UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Novellus Systems, Inc.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOVELLUS SYSTEMS, INC.
4000 North First Street
San Jose, California 95134

April 10, 2007

To the Shareholders of Novellus Systems, Inc.:

     You are cordially invited to attend the annual meeting of shareholders (the “Annual Meeting”) of Novellus Systems, Inc. (the “Company”) on May 11, 2007 at 8:00 a.m., Pacific Time. The Annual Meeting will be held at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134.

     A description of the business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy (i) over the Internet, (ii) by telephone, or (iii) by completing, signing, dating and returning the enclosed Proxy Card promptly in the accompanying envelope. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

/s/ Richard S. Hill
Richard S. Hill
Chairman of the Board and
Chief Executive Officer

NOVELLUS SYSTEMS, INC.
4000 North First Street
San Jose, California 95134

_____________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held May 11, 2007
_____________________________

To the Shareholders of Novellus Systems, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of Novellus Systems, Inc. (the “Company”) will be held on May 11, 2007 at 8:00 a.m., Pacific Time, at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134, for the following purposes:

1.	To elect nine directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2.	To ratify and approve the amendment and restatement of the Company’s 2001 Stock Incentive Plan.

3.	To increase the number of shares issuable pursuant to the Company’s 1992 Employee Stock Purchase Plan.

4.	To ratify and approve the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

     The Board of Directors has fixed the close of business on March 30, 2007 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

FOR THE BOARD OF DIRECTORS,

/s/ Martin J. Collins
Martin J. Collins
Corporate Secretary

San Jose, California
April 10, 2007

YOUR VOTE IS IMPORTANT
To ensure your representation at the Annual Meeting, you are urged to submit your proxy or voting instructions as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy or voting instructions (i) over the Internet, (ii) by telephone, or (iii) by completing, signing, dating and returning the enclosed Proxy Card promptly in the accompanying envelope. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you returned a proxy or voting instructions.

NOVELLUS SYSTEMS, INC.
4000 North First Street
San Jose, California 95134
____________________

PROXY STATEMENT
____________________

Annual Meeting of Shareholders
May 11, 2007

General Information

     The enclosed proxy is solicited on behalf of the Board of Directors of Novellus Systems, Inc., a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on May 11, 2007 at 8:00 a.m., Pacific Time (the “Annual Meeting”), and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134.

     This Proxy Statement and the form of proxy are first being mailed on or about April 10, 2007 to shareholders entitled to vote at the Annual Meeting.

Record Date, Share Ownership and Quorum

     Shareholders of record at the close of business on March 30, 2007 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. At the Record Date, 126,022,085 shares of the Company’s common stock (the “Common Stock”) were issued and outstanding. The presence in person or by proxy of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Revocability of Proxies

     A shareholder may revoke any proxy or voting instructions given pursuant to this solicitation at any time before its use by delivering to the Company (to the attention of Martin J. Collins, Corporate Secretary, 4000 North First Street, San Jose, California 95134) a written notice of revocation or a duly executed proxy or voting instructions bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Voting and Solicitation

     Each share of Common Stock outstanding on the Record Date is entitled to one vote. Under the Company’s cumulative voting provisions, each shareholder may cast his or her votes for a single nominee for director, or distribute among up to nine nominees a number of votes equal to nine multiplied by the number of shares held by that shareholder. However, cumulative voting will not be available unless, at the Annual Meeting, at least one shareholder has given written notice to the chairman of the Annual Meeting of his or her intent to cumulate votes prior to the voting. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to the voting.

     If you are not planning to attend the Annual Meeting and vote your shares in person, your shares of Common Stock cannot be voted until either a signed Proxy Card is returned to the Company or voting instructions are submitted by accessing the Internet website indicated on the enclosed Proxy Card and following the instructions provided or by calling the specifically designated telephone number included on the enclosed Proxy Card and following the recorded instructions. Any shareholder may change his or her vote before the Annual Meeting by (i) revoking his or her proxy and submitting a proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) calling the specifically designated telephone number. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide voting instructions, and to confirm that instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed Proxy Card.

     The enclosed Proxy Card also serves as a voting instruction to the trustee of the Novellus Systems, Inc. Retirement Plan for shares of Common Stock held in the Novellus Systems, Inc. Retirement Plan as of the Record Date, provided that instructions are furnished over the Internet or by telephone by 5:00 p.m. Eastern Time on May 7, 2007, or that the Proxy Card is signed, returned, and received by 5:00 p.m. Eastern Time on May 7, 2007. If instructions are not received over the Internet or by telephone by 5:00 p.m. Eastern Time on May 7, 2007, or if the signed Proxy Card is not returned and received by that date and time, the shares of Common Stock in the Novellus Systems, Inc. Retirement Plan will be voted by the trustee in proportion to the shares for which the trustee receives timely voting instructions.

     The cost of managing the proxy process will be borne by the Company. The Company has retained the services of Georgeson Shareholder Communications, Inc. (“Georgeson”) to assist in the solicitation of proxies for a fee not to exceed $9,500 plus any customary out-of-pocket expenses and service fees. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to those beneficial owners. Certain of the Company’s directors, officers and regular employees may also, without additional compensation, solicit proxies personally or by telephone, fax or telegram.

     The Inspector of Elections will tabulate votes cast by proxy or in person at the Annual Meeting with the assistance of Automatic Data Processing, Inc. (“ADP”). The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors at the Annual Meeting whereby directors are elected by a plurality, the affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Annual Meeting at which a quorum is present (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of the proposals presented to shareholders at this Annual Meeting. In general, California law provides that a quorum consists of a majority of the shares of Common Stock entitled to vote, represented either in person or by proxy. With respect to any matter submitted to a vote of the shareholders, the Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of that matter. Any proxy which is returned using the form of proxy enclosed and which is not marked as to any one of the following items will be voted FOR the election of directors, FOR the ratification and approval of the amendment to the Company’s 2001 Stock Incentive Plan, FOR an increase in the number of shares issuable pursuant to the Company’s 1992 Employee Stock Purchase Plan, FOR ratification and approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting, with respect in each case to the particular item or items not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter (“broker non-votes”), those shares will be considered present and entitled to vote for purposes of determining a quorum but as not voting with respect to that matter.

Householding of Annual Meeting Materials

     Some brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and annual report may have been sent to multiple shareholders in a shareholder’s household. The Company believes this “householding” rule will provide greater convenience for its shareholders, as well as cost savings for the Company by reducing the number of duplicate documents that are sent to shareholders’ homes.

     The “householding” election appears on the Proxy Card accompanying this Proxy Statement. If you wish to participate in the “householding” program, please indicate “YES” when voting your proxy. Your affirmative or implied consent will be perpetual unless you withhold or revoke it. If you wish to continue to receive separate proxy statements and annual reports for each account in your household, you must withhold your consent to our “householding” program by so indicating when voting your proxy. Please note that if you do not respond, you will be deemed to have consented and “householding” will begin 60 days after the mailing of this document.

     You may revoke your consent to “householding” at any time by contacting ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent to participate in the “householding” program, or if you submit a written or oral request to the Company to the attention of Martin J. Collins, Corporate Secretary, 4000 North First Street, San Jose, California 95134, each shareholder at your address will receive individual copies of the Company’s disclosure documents within 30 days of receipt of your revocation or request.

Deadline for Receipt of Shareholder Proposals

     Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice in writing to the Corporate Secretary of the Company. To be timely for the Company’s 2008 annual meeting of shareholders, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between January 25, 2008 and February 24, 2008. A shareholder’s notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and intended to be presented at the Company’s 2008 annual meeting of shareholders must be received by the Company not later than December 12, 2007 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     The authorized number of directors is currently fixed at nine, as set by the Board of Directors pursuant to the Bylaws of the Company. Accordingly, the shareholders will elect nine directors at the Annual Meeting. The Governance and Nominating Committee (the “Governance Committee”) has recommended, and the Board of Directors has nominated, the nine persons listed below for election as directors at the Annual Meeting, each to serve until the 2008 annual meeting of shareholders, until each director’s successor is elected or appointed or until the earlier resignation or removal of the director. The nine nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the nine nominees of the Board of Directors named below. Each nominee is currently a director of the Company, and has consented, if elected, to serve until his or her term expires. In the event that any nominee of the Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders shall vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

The Board of Directors recommends a vote FOR the nominees listed below.

			Director
Name of Nominee	Age	Principal Occupation	Since
Richard S. Hill	55	Chairman of the Board of Directors and	1993
		Chief Executive Officer of the Company

Neil R. Bonke	65	Retired semiconductor equipment industry	2004
		executive, private investor

Youssef A. El-Mansy	62	Retired Vice President, Director of Logic	2004
		Technology Development, Intel Corporation

J. David Litster	68	Professor of Physics at the Massachusetts	1998
		Institute of Technology

Yoshio Nishi	67	Professor of Electrical Engineering and Director	2002
		of the Stanford University Nanofabrication
		Facility

Glen G. Possley	66	Managing General Partner of Glen-Ore	1991
		Associates, a consulting enterprise focused on
		the semiconductor business

Ann D. Rhoads	41	Chief Financial Officer of Premier, Inc., a	2003
		healthcare supply management company

William R. Spivey	60	Retired President and Chief Executive Officer of	1998
		Luminent, Inc.

Delbert A. Whitaker	63	Retired Senior Vice President, Texas	2002
		Instruments, Inc.

     The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified. The Company’s Bylaws provide that no person may be elected to the Board of Directors after having attained the age of 68 years, except that a person who was a director prior to March 16, 2001 may be elected to the Board of Directors until attaining the age of 70 years and not thereafter. There is no family relationship between any director and any other director or executive officer of the Company.

     Mr. Hill has been Chief Executive Officer and a member of the Board of Directors of the Company since December 1993. In May 1996, he was appointed Chairman of the Board of Directors. From 1981 to 1993, Mr. Hill was employed by Tektronix, Inc., an electronics company, where he held various positions, including President of the Tektronix Development Company, Vice President of the Test & Measurement Group, and President of Tektronix Components Corporation. Prior to joining Tektronix, Inc., Mr. Hill held engineering or management positions at General Electric Corporation, a multinational technology services conglomerate, Motorola Inc., a communications company and Hughes Aircraft Company, an aerospace and defense company. Mr. Hill holds a Bachelor of Science degree in Engineering from the University of Illinois and a Master of Business Administration from Syracuse University. Mr. Hill is also a member of the Board of Directors of LSI Logic Corp., Arrow Electronics, Inc. and the University of Illinois Foundation.

     Mr. Bonke became a member of the Board of Directors in April 2004. Mr. Bonke has been a private investor for the past six years and is the retired Chairman of the Board of Directors and Chief Executive Officer of Electroglas, Inc., a semiconductor test equipment manufacturer. He also serves on the Board of Directors of Sanmina-SCI Corporation, an electronics manufacturing services company. Mr. Bonke is a past director of the San Jose State University Foundation. Mr. Bonke holds a Bachelor of Science degree in Engineering and Technical Marketing from Clarkson University.

     Mr. El-Mansy became a member of the Board of Directors in April 2004. Mr. El-Mansy is the retired Vice President, Director of Logic Technology Development, at Intel Corporation (“Intel”) where he was responsible for managing technology development, the processor design center for Intel’s Technology and Manufacturing Group and two wafer manufacturing facilities. Mr. El-Mansy joined Intel in 1979 and led microprocessor technology development at Intel for 20 years. Prior to joining Intel, Mr. El-Mansy held engineering positions at Bell Northern Research, a telecommunications company in Canada. Mr. El-Mansy is also a member of the Board of Directors of Zygo Corporation, a designer and manufacturer of optical systems. Mr. El-Mansy holds Bachelor of Science and Masters degrees in Electronics and Communications from Alexandria University in Egypt and a Ph.D. in Electronics from Carleton University in Ottawa, Canada.

     Mr. Litster joined the Board of Directors in February 1998. Mr. Litster is a Professor of Physics at the Massachusetts Institute of Technology (“MIT”). From 1991 to 2001, he was Vice President and Dean for Research at MIT. From 1983 through 1988, he was the director of MIT’s Center for Materials Science and Engineering and from 1988 through 1992, he was the director of the Francis Bitter National Magnet Laboratory at MIT. Mr. Litster is a fellow of the American Physical Society, the American Academy of Arts and Sciences and the American Association for the Advancement of Science. In 1993, Mr. Litster was awarded the Irving Langmuir Prize by the American Physical Society. Mr. Litster holds a Bachelor of Engineering degree from McMaster University in Hamilton, Ontario, Canada, and a Ph.D. in Physics from MIT.

     Mr. Nishi joined the Board of Directors in May 2002. Mr. Nishi is a Professor of Electrical Engineering and Director of the Stanford University Nanofabrication Facility. Mr. Nishi joined Stanford University in May 2002 after serving as Director of Research and Development and Senior Vice President at Texas Instruments, Inc., a semiconductor company, from 1995 to 2002. Mr. Nishi joined Texas Instruments, Inc. in 1995 as Vice President and Director of Research and Development for the Semiconductor Group. From 1986 to 1995, Mr. Nishi held various senior management positions in research and development at Hewlett Packard Company, an information technology company. From 1969 to 1985, Mr. Nishi held various managerial positions at Toshiba Corporation, an electronics corporation. From 1986 to 2002, Mr. Nishi was a Consulting Professor in the Department of Electrical Engineering and served on the Advisory Committee for the Center for Integrated Systems at Stanford University. From 1993 to 1996, Mr. Nishi taught at Waseda University in Japan as a visiting professor of the Material Sciences and Engineering Department and the

Electronic Communication Engineering Department for intensive courses. Mr. Nishi served on a wide range of boards, committees and advisory boards including The Development Board and Executive Committee for the University of Texas, the Board of Directors of the Japan-America Society of Dallas/Fort Worth, the Advisory Committee, Information Sciences & Technology, Lawrence Livermore National Laboratory and the Board of Directors of SEMATECH. In 2006, Mr. Nishi was also a member of the Supervisory Board of Qimonda A.G., the second largest supplier of DRAM memory products. Mr. Nishi holds a Bachelor of Science degree in Metallurgy from Waseda University and a Ph.D. in Electronics Engineering from the University of Tokyo.

     Mr. Possley joined the Board of Directors in July 1991. He is currently a managing general partner of Glen-Ore Associates, a consulting enterprise focused on the semiconductor industry. Since 2003 he has served as an Executive Adviser and Investor for the Silicon Border Project. From October 1997 through December 1999, Mr. Possley was an associate consultant at N-Able Group, a semiconductor consulting company. From March 1994 to September 1997, Mr. Possley was President of SubMicron Technology, PCL, a semiconductor wafer manufacturing company. From April 1992 to May 1994, he was Senior Vice President of Manufacturing at Ramtron International, a semiconductor company. From January 1991 to March 1992, he was Vice President, Operations at Sandisk, Inc., a manufacturer of solid state memory systems. From January 1986 to December 1990, Mr. Possley was Senior Vice President of Manufacturing for Philips Semiconductor, Inc., a semiconductor company. Prior to joining Philips Semiconductor, Inc., he was Vice President, Wafer Fabrication and Research and Development at United Technologies Mostek, and held management and engineering positions with the Motorola Semiconductor Products Sector, Texas Instruments, Inc., Fairchild Camera and Instrument Corporation and the semiconductor division of General Electric Corporation. Mr. Possley is also a director of Catalyst Semiconductor, Inc., and ASAT Holdings Limited, a global provider of semiconductor assembly, test and design. Mr. Possley holds a Bachelor of Science degree in Mathematics from Western Illinois University and a Ph.D. in Physical Chemistry from the University of Kentucky.

     Ms. Rhoads joined the Board of Directors in February 2003. She is Chief Financial Officer of Premier, Inc., a healthcare supply management company. From 1998 to 2000, she was Vice President, Strategic Initiatives at Premier, Inc. From 1993 to 1998, Ms. Rhoads was a Vice President of The Sprout Group, an institutional venture capital firm. Ms. Rhoads is also a member of the Board of Directors of Innovatix, LLC, a privately held company. Ms. Rhoads holds a Bachelor of Science degree in Finance from the University of Arkansas and a Masters degree from the Harvard Graduate School of Business Administration.

     Mr. Spivey joined the Board of Directors in May 1998. From 2000 to 2001, he was President, Chief Executive Officer and a Director of Luminent, Inc., a producer of fiber optic components. From 1997 to 2000, he was Group President, Network Products Group of Lucent Technologies a producer of world-wide communications products. From 1994 to 1997, he was Vice President of the Systems and Components Group of AT&T, a communications company. From 1991 to 1994, he was the President of Tektronix Development Company and Group President at Tektronix, Inc., a provider of communications network management and diagnostic solutions. Previously, Mr. Spivey held managerial positions at Honeywell, Inc. and General Electric Corporation, technology services companies with broad business divisions. Mr. Spivey also serves on the Board of Directors of Cascade Microtech, Inc., the Laird Group, Plc., Raytheon Company, ADC Telecommunications, and Lyondell Chemical Company. Mr. Spivey holds a Bachelor of Science degree in Physics from Duquense University, a Masters degree in Physics from Indiana University of Pennsylvania and a Ph.D. in Management from Walden University.

     Mr. Whitaker joined the Board of Directors in March 2002. From 1968 to 2000, Mr. Whitaker was employed by Texas Instruments, Inc., a semiconductor company, where he held positions including Senior Vice President of Worldwide Analog and Standard Logic, Vice President of US Semiconductor Business, and various management positions in product departments, marketing and sales. Prior to joining Texas Instruments, Inc., Mr. Whitaker held an engineering position at General Electric Corporation, a multinational technology services conglomerate. Mr. Whitaker holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University where he is a member of the Engineering Advisory Board.

Independence of Directors

     A majority of the Board of Directors must qualify as “independent” as that term is defined in Rule 4200 of the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors has affirmatively determined that eight of the nine current members of the Board of Directors, Ms. Rhoads and Messrs. Bonke, El-Mansy, Litster, Nishi, Possley, Spivey and Whitaker, are independent under the applicable NASDAQ listing standards.

     The Company’s independent directors meet regularly in executive session without management. The Board of Directors has also designated a lead director to preside at executive sessions of independent directors. Mr. Spivey is currently the lead independent director.

Board Meetings and Committees

     The Board of Directors held eight meetings during 2006. During the last year, no incumbent director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he or she served that were held during the period in which he or she was a director. The Company encourages, but does not require, members of the Board of Directors to attend the annual meeting of shareholders. All of the members of the Board of Directors other than Mr. Whitaker attended the 2006 annual meeting of shareholders.

     The Board of Directors has an Audit Committee, a Stock Option and Compensation Committee (“Compensation Committee”) and a Governance Committee.

     Audit Committee. During 2006, Ms. Rhoads and Messrs. Bonke, Possley and Whitaker served on the Audit Committee, which held twelve meetings over the course of the year. The Audit Committee oversees the accounting and financial reporting processes of the Company as well as the audits of the Company’s financial statements. The Audit Committee appoints and approves the services performed by the Company’s independent registered public accounting firm and is responsible for reviewing and evaluating the Company’s accounting principles and its system of internal controls over financial reporting. All members of the Audit Committee meet the standards for independence set forth in Rule 10A-3(b) promulgated under the Exchange Act, and have been determined by the Board of Directors to be “independent” as that term is defined in Rule 4200 of the NASDAQ listing standards. The Board of Directors has further determined that Ms. Rhoads is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act and is independent as required by the applicable NASDAQ listing standards.

     The Audit Committee operates under a written charter that sets forth its functions and responsibilities. The current Audit Committee charter was approved on February 15, 2007. A copy of the charter is posted on the Company’s website at www.novellus.com.

     Compensation Committee. During 2006, Messrs. El-Mansy, Litster, Nishi and Spivey served on the Compensation Committee, which held four meetings during the year. All members of the Compensation Committee are “independent” directors within the meaning of Rule 4200 of the NASDAQ listing standards. The Compensation Committee administers the issuance of restricted stock and the granting of options to purchase stock of the Company pursuant to the Company’s stock plans and, in accordance with the terms of the respective stock plans, determines the terms and conditions of such issuances and grants. In addition, the Compensation Committee reviews and approves the Company’s executive compensation policy, conducts an annual review of the compensation of each senior executive and makes recommendations to the Board of Directors regarding compensation for the Chief Executive Officer as described under “Executive Compensation and Related Information—Compensation Discussion and Analysis.”

     The Compensation Committee operates under a written charter that sets forth its functions and responsibilities. The current Compensation Committee charter was approved on February 15, 2007. A copy of the charter is posted on the Company’s website at www.novellus.com.

     Governance Committee. During 2006, Messrs. El-Mansy, Litster, Nishi and Spivey served on the Governance Committee, which held three meetings during the year. All members of the Governance Committee are “independent” directors within the meaning of Rule 4200 of the NASDAQ listing standards.

The Governance Committee monitors the size and composition of the Board of Directors. Prior to the Company’s annual meeting of shareholders, the Governance Committee, pursuant to qualification guidelines, assists the Board of Directors in selecting the candidates that will be presented to the Company’s shareholders for election as directors at the next annual meeting. The Governance Committee considers and makes recommendations to the Board of Directors regarding any shareholder recommendations for candidates to serve on the Board of Directors. However, the Governance Committee has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the small number of shareholder recommendations in the past. Shareholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Corporate Secretary of the Company at 4000 North First Street, San Jose, California 95134, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating shareholder’s ownership of Common Stock at least 120 days prior to the next annual meeting of shareholders to assure time for meaningful consideration by the Governance Committee. There is no difference in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder, by management or by the Board of Directors. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

     In reviewing potential candidates to serve on the Board of Directors, the Governance Committee considers experience in the semiconductor equipment industry, general business or other experience, the Company’s need for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, and other subjective criteria. Of greatest importance are the individual’s integrity, willingness to be actively involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board of Directors intends to continue to evaluate candidates for election to the Board of Directors on the basis of the foregoing criteria.

     The Governance Committee operates under a written charter that sets forth its functions and responsibilities. The current Governance Committee charter was approved on February 15, 2007. A copy of the charter is posted on the Company’s website at www.novellus.com.

Corporate Governance

     A chart setting forth the current status of the Company’s compliance with customary corporate governance guidelines is attached to this Proxy Statement as Appendix A. The Company has also adopted a set of Principles of Corporate Governance. The Governance Committee is responsible for overseeing the Principles of Corporate Governance and reporting and making recommendations to the Board of Directors concerning corporate governance matters. Copies of the Principles of Corporate Governance are posted on the Company’s website at www.novellus.com.

     The following chart sets forth certain information concerning members of the Board of Directors and their compliance with governance policies and standards in year 2006:

		Governance	Audit	Compensation	% Board	Qualified	Audit
	I - Independent,	Committee -	Committee -	Committee -	Meetings	Financial	Committee	Financially
Director	E – Employee	Chair *	Chair *	Chair *	Attended	Expert	Independence	Literate
Richard S. Hill	E				100%	N/A	N/A	Yes
Neil R. Bonke	I		Yes		100%	N/A	Yes	Yes
Youssef A. El-Mansy	I	Yes		Yes	100%	N/A	N/A	Yes
J. David Litster	I	Yes		Yes *	100%	N/A	N/A	Yes
Yoshio Nishi	I	Yes		Yes	100%	N/A	N/A	Yes
Glen G. Possley	I		Yes		100%	N/A	Yes	Yes
Ann D. Rhoads	I		Yes *		88%	Yes	Yes	Yes
William R. Spivey	I	Yes *		Yes	88%	N/A	N/A	Yes
Delbert A. Whitaker	I		Yes		88%	N/A	Yes	Yes

		Total Number of				Participated
	Date of	Public Boards			Participated	in Mgmt
	Most Recent	Serving on			in CEO	Succession		Participated
	Director	Including	Lead		Evaluation	& Development	Access	in Board
Director	Education	Novellus	Director	Age	Deliberations	Session	To Mgmt	Evaluation
Richard S. Hill	06/21/04	3		55	No	Yes	Yes	Yes
Neil R. Bonke	10/13/05	2		65	Yes	Yes	Yes	Yes
Youssef A. El-Mansy	—	2		62	Yes	Yes	Yes	Yes
J. David Litster	04/27/04	1		68	Yes	Yes	Yes	Yes
Yoshio Nishi	—	1		67	Yes	Yes	Yes	Yes
Glen G. Possley	6/20/06	3		66	Yes	Yes	Yes	Yes
Ann D. Rhoads	12/06/06	1		41	Yes	Yes	Yes	Yes
William R. Spivey	05/14/04	6	X	60	Yes	Yes	Yes	Yes
Delbert A. Whitaker	—	1		63	Yes	Yes	Yes	Yes

Code of Conduct

     The Board of Directors has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the Securities and Exchange Commission (the “SEC”), and the applicable NASDAQ listing standards. A copy of the Code of Conduct is posted on the Company’s website at www.novellus.com. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Conduct.

Communication between Shareholders and Directors

     The Board of Directors does not currently have a formal process for shareholders to send communications to it. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board of Directors or by individual directors, as applicable, and that timely and appropriate responses are provided. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors. Shareholders wishing to formally communicate with the Board of Directors may send communications directly to Richard S. Hill, Chairman of the Board, and/or William R. Spivey, Lead Director, c/o Novellus Systems, Inc., 4000 North First Street, San Jose, California 95134.

Compensation Committee Interlocks and Insider Participation

     Messrs. Litster, El-Mansy, Nishi, and Spivey, all of whom are “independent” under the applicable NASDAQ listing standards, served on the Compensation Committee in 2006. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. There were no interlocks or insider participation between any member of the Board of Directors or the Compensation Committee and any member of the board of directors or compensation committee of another company.

Director Compensation

     Directors who are not employees of the Company receive an annual retainer of $30,000, a fee of $2,000 for each meeting of the Board attended and a fee of $1,000 for each meeting of a committee of the Board attended. The lead director and the chair of the Audit Committee each receive an additional fee of $10,000, and the chair of the Compensation Committee receives an additional fee of $5,000.

     Beginning in 2005, non-employee directors also receive an annual restricted stock award of 5,000 shares of Common Stock under the Company’s Amended and Restated 2001 Stock Incentive Plan. Accordingly, on May 18, 2006, Ms. Rhoads and Messrs. Bonke, El-Mansy, Litster, Nishi, Possley, Spivey and Whitaker were each awarded 5,000 shares of restricted stock. One-third of the shares of restricted stock will vest on each successive anniversary of the award.

Director Compensation in 2006

     The following table sets forth certain information concerning the compensation of the Company’s non-employee directors for the fiscal year ended December 31, 2006:

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($) (1)	($) (2)	($) (3)	($)	Earnings ($)(4)	($)	($)
Neil R. Bonke	$58,000	$70,156	—	—	—	—	$128,156
Youssef A. El-Mansy	$55,000	$70,156	—	—	—	—	$125,156
J. David Litster	$60,000	$70,156	—	—	—	—	$130,156
Yoshio Nishi	$55,000	$70,156	—	—	—	—	$125,156
Glen G. Possley	$58,000	$70,156	—	—	—	—	$128,156
Ann D. Rhoads	$66,000	$70,156	—	—	—	—	$136,156
William R. Spivey	$62,000	$70,156	—	—	$7,045	—	$139,201
Delbert A. Whitaker	$55,000	$70,156	—	—	—	—	$125,156
____________________

(1)

Includes fees earned in 2006 but paid in 2007 and fees earned in 2006 but deferred under the Company’s deferred compensation plan. See “Executive Compensation and Related Information – Compensation Discussion and Analysis – Deferred Compensation.”

(2)

Amounts shown represent expense recognized in the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (“2006 Consolidated Financial Statements”) in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), for restricted stock awards granted to non-employee directors in 2005 and 2006, excluding any assumption for future forfeitures. There were no actual forfeitures of non-employee director restricted stock awards in 2006 and all other assumptions used to calculate the expense amounts shown above are set forth in Note 14 to the 2006 Consolidated Financial Statements. For each non-employee director, the grant date fair value of the 5,000 shares of restricted stock granted in 2006 was $116,950.

(3)	No stock option awards were granted to non-employee directors during 2006 and all previously granted stock option awards were fully vested prior to 2006.

(4)

A non-employee director may defer all or part of his or her director fees earned into the Company’s deferred compensation plan. The amount set forth in the table above represents earnings on Mr. Spivey’s deferred compensation account determined to be at an above-market rate of interest, which market rate of interest is 120% of the applicable federal long-term rate with monthly compounding as prescribed under section 1274(d) of the Internal Revenue Code of 1986, as amended (the “Code”), or 5.74%. Based upon the investment allocations made in connection with the Company’s deferred compensation plan, Mr. Spivey earned a weighted average rate of return of 18.40% for the year ended December 31, 2006.

PROPOSAL NO. 2

RATIFICATION AND APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S
2001 STOCK INCENTIVE PLAN

General

     The shareholders are asked to approve the amendment and restatement of the Company’s 2001 Stock Incentive Plan (the “2001 Plan”). The 2001 Plan is being amended and restated to increase the number of shares available and to consolidate, in a single plan, all of the Company’s equity award activities going forward. Approval requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Shareholders abstaining from voting on Proposal No. 2 will be counted for purposes of determining a quorum, but will not be counted for any other purpose. Broker non-votes will not be considered as present or voting, and as such each will have no effect on the vote for this proposal. Capitalized terms used in this Proposal No. 2 shall have the same meaning as in the 2001 Plan unless otherwise indicated.

     Subject to shareholder approval, the Board of Directors of the Company approved the amendment and restatement of the 2001 Plan in February 2007 to (a) increase the number of shares reserved for issuance under the 2001 Plan by 4,000,000 shares from 10,860,000 shares to 14,860,000 shares plus the number of shares that remain available for grants of awards under the Company’s 2001 Non-Qualified Stock Option Plan, as amended (the “2001 NQ Plan”) as of May 11, 2007, plus any shares that would otherwise return to the 2001 NQ Plan as a result of forfeiture, termination or expiration of awards granted under the 2001 NQ Plan and subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company, (b) impose a per person limit on the number of shares subject to awards of Restricted Stock and Restricted Stock Units intended to qualify as performance-based compensation in any fiscal year of the Company, (c) clarify the definition of “Corporate Transaction” for awards granted on and after the date on which the shareholders approve this amendment and restatement of the 2001 Plan and (d) cause no further awards to be granted under the Company’s Previous Plans (as defined below). Of the total shares proposed to be reserved for issuance under the 2001 Plan, if approved by the shareholders, a maximum of 4,636,000 shares may be awarded as grants of Restricted Stock and Restricted Stock Units, which is an increase of 2,500,000 shares from the existing limit of 2,136,000 shares. As a result, of the increase in the number of shares reserved for issuance under the 2001 Plan, up to 2,500,000 shares may be awarded as grants of Restricted Stock and Restricted Stock Units. The increase in the total number of shares available under the 2001 Plan the imposition of a per person limit in any year for awards of Restricted Stock and Restricted Stock Units and the limitation of further awards under the Previous Plans is conditioned upon approval of the shareholders.

     The 2001 Plan is intended to enable the Company to attract and retain the best available personnel for positions at the Company, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. The Board believes that the Company’s long term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company and its shareholders.

The Board of Directors recommends a vote FOR the ratification and approval of the amendment to the Company’s 2001 Plan.

     A general description of the proposed amendments to the principal terms of the 2001 Plan is set forth below. This description is qualified in its entirety by the terms of the 2001 Plan, a copy of which is available to any shareholder upon request.

General Description

     As of December 31, 2006, options to purchase 9,105,856 shares had been granted under the 2001 Plan, of which options to purchase 7,450,028 shares were outstanding. As of December 31, 2006, 1,864,014 shares of Restricted Stock and/or Restricted Stock Units were granted under the 2001 Plan of which 1,813,774 are issued, unvested Restricted Stock Shares and 50,240 are unissued, unvested Restricted Stock Units. As of December 31, 2006, approximately 3,500 officers, employees, directors and consultants of the Company were eligible to receive grants under the 2001 Plan. As of December 29, 2006, the last trading day of our fiscal year, the fair market value of a share of Common Stock as reported on the NASDAQ Global Select Market was $34.42.

     The 2001 Plan provides for the grant of Options, Restricted Stock and Restricted Stock Units. The maximum number of shares with respect to which Options may be granted to a Grantee during a fiscal year of the Company is 600,000 shares. In addition, in connection with a Grantee’s commencement of Continuous Service to the Company, a Grantee may be granted Options for up to an additional 1,200,000 shares which shall not count against the limit set forth in the previous sentence. If approved by the Company’s shareholders, the maximum number of shares with respect to which Restricted Stock and Restricted Stock Units may be granted to a Grantee during a fiscal year of the Company is 600,000 shares. The foregoing limitations are subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company.

     Administration. The 2001 Plan is administered, with respect to grants to officers, employees, directors, and consultants, by the plan administrator (the “Administrator”), defined as the Board or one (1) or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to Officers and Directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

     Terms and Conditions of Awards. Options granted under the 2001 Plan may be either Incentive Stock Options under the provisions of Section 422 of the Code, or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees. Awards other than Incentive Stock Options may be granted to employees, directors and consultants. Under the 2001 Plan, Awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

     Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the Award Agreements to be issued under the 2001 Plan. Under the 2001 Plan, Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee. However, the 2001 Plan permits the designation of beneficiaries by holders of Incentive Stock Options. Other Awards shall be transferable by will and by the laws of descent and distribution and during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee.

     The 2001 Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of any Award under the 2001 Plan may not be for more than ten (10) years or five (5) years in the case of Incentive Stock Options awarded to any Grantee who owns stock representing more than ten percent (10%) of the combined voting power of the Company or any Parent or Subsidiary of the Company.

     The 2001 Plan authorizes the Administrator to grant Options at an exercise price that is not less than one hundred percent (100%) of the fair market value of the Common Stock on the date the Option is granted; however, the price must not be less than one hundred ten percent (110%), in the case of Incentive Stock Options granted to any Grantee who owns stock representing more than ten percent (10%) of the combined voting power of the Company or any Parent or Subsidiary of the Company. In the case of Restricted Stock and Restricted Stock Units, the purchase price, if any, will be determined by the Administrator. Any Awards intended to qualify as performance-based Awards will have an exercise price or purchase price, as applicable, that is not less than one hundred percent (100%) of the fair market value of the Common Stock on the date the Award is granted. The exercise price or purchase price, as applicable, is generally payable in cash, check, shares of Common Stock or, with respect to Options, through a broker-dealer sale and remittance procedure.

The aggregate fair market value of the Common Stock with respect to any Incentive Stock Options that become exercisable by an eligible employee in any calendar year may not exceed $100,000 or the remaining Options shall be treated as Non-Qualified Options.

     Section 162(m) of the Code. The maximum number of shares with respect to which Options may be granted to a participant during a calendar year is 600,000 shares. In addition, in connection with a Grantee’s commencement of continuous service, a Grantee may be granted options for up to an additional 1,200,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option is canceled, the canceled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a participant.

     Subject to approval of the shareholders, for awards of Restricted Stock and Restricted Stock Units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 600,000 shares. The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock and its determination shall be final, binding and conclusive. In order for Restricted Stock and Restricted Stock Units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

     Under the current version of Code Section 162(m), a “covered employee” is the Company’s chief executive officer and the four other most highly compensated officers of the Company. The Internal Revenue Service (“IRS”) is expected to release guidance shortly that may expand the definition of a “covered employee” to be consistent with recent changes under the reporting and disclosure rules of the Exchange Act. The new reporting rules require disclosure for the chief executive officer, the chief financial officer (regardless of compensation) and the next three highest paid officers. Therefore, once the IRS issues the expected guidance, the Company will apply such guidance to its covered employees for the purposes of Section 162(m).

     The 2001 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.

     Change in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by outstanding Awards, the number of shares of Common Stock that have been authorized for issuance under the 2001 Plan, the exercise or purchase price of each outstanding Award, the maximum number of shares of Common Stock that may be granted subject to Awards to any participant in a fiscal year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

     Corporate Transaction. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Related Entity Disposition shall remain fully exercisable until the expiration or earlier termination of the Award.

     Amendment, Suspension or Termination of the 2001 Plan. The Board may at any time amend, suspend or terminate the 2001 Plan. The 2001 Plan will terminate on March 16, 2011, unless earlier terminated by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents of the jurisdiction, the Company shall obtain shareholder approval of any such amendment to the 2001 Plan in such a manner and to such a degree as required.

Certain Federal Tax Consequences

     The following summary of the federal income tax consequences of 2001 Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

     Nonstatutory Stock Options. The grant of a nonstatutory stock option under the 2001 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

     Incentive Stock Options. The grant of an incentive stock option under the 2001 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of Common Stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

     The “spread” under an incentive stock option - i.e., the difference between the fair market value of the shares at exercise and the exercise price - is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

     Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

     Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

     Restricted Stock Units. Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

     Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Amended Plan Benefits

     Because the Administrator will make future awards at its discretion, we cannot determine the number of options and other awards that may be awarded in the future to eligible participants.

PROPOSAL NO. 3

INCREASE IN THE NUMBER OF SHARES
ISSUABLE PURSUANT TO THE COMPANY’S
1992 EMPLOYEE STOCK PURCHASE PLAN

General

     The shareholders are being asked to approve an increase in the number of shares issuable pursuant to the Company’s Amended and Restated 1992 Employee Stock Purchase Plan (the “1992 ESPP”) from 5,900,000 to 6,900,000. A general description of the 1992 ESPP is set forth below. This description is qualified in its entirety by the terms of the 1992 ESPP, a copy of which is available to any shareholder upon request.

     The 1992 ESPP was originally adopted by the Board of Directors and approved by the shareholders in May 1992. Amendments and restatements of the 1992 ESPP were adopted by the Board of Directors and approved by the shareholders in 1995, 1996, 1997, 1998, 1999 and 2002. The purpose of the 1992 ESPP is to provide participating employees of the Company with an opportunity to purchase Common Stock through payroll deductions. The 1992 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. The 1992 ESPP is implemented by one offering during each six-month period. The Board of Directors may alter the duration of the offering periods without shareholder approval. The price per share at which shares are sold under the 1992 ESPP is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period, or (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the NASDAQ Global Select Market as of such date. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 15% of a participant’s eligible compensation, which is defined in the 1992 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation, or (ii) $5,000 for each offering period. A participant may purchase no more than 1,000 shares in any one offering period. As of December 31, 2006, there were 452,138 shares available for future issuance under the 1992 ESPP.

     The 1992 ESPP is intended to enable the Company to attract and retain the best available personnel for positions at the Company, to provide an additional incentive to employees, and to align employees’ interests with those of the Company’s shareholders.

     The Board of Directors recommends a vote FOR the ratification and approval of an increase in the number of shares issuable pursuant to the 1992 ESPP.

PROPOSAL NO. 4

     RATIFICATION AND APPROVAL OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1986, and the Audit Committee has selected Ernst & Young LLP to audit the financial statements of the Company for the year ending December 31, 2007. The Board of Directors recommends that shareholders ratify and approve such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007. Ratification and approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that a majority of the shares present or represented and entitled to vote are not voted in favor of ratification, the Audit Committee will reconsider its selection.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

     In connection with the audit of its financial statements for the year ended December 31, 2006, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

     The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005 and of the effectiveness of the Company’s internal control over financial reporting at December 31, 2006 and December 31, 2005, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2006		2005
Audit Fees (1)
Audit of Financial Statements	$1,707,000		$1,478,000
Sarbanes-Oxley Section 404 Related Fees
for Internal Control over Financial
Reporting	592,000		751,000
Total Audit Fees		$2,299,000		$2,229,000
Audit-Related Fees (2)		567,000		138,000
Tax Fees (3)
Tax Compliance Fees	1,205,000		1,221,000
Tax Planning and Advisory	667,000		716,000
Total Tax Fees		1,872,000		1,937,000
All Other Fees (4)		4,000		8,000
Total (5)		$4,742,000		$4,312,000
____________________

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements for the years ended December 31, 2006 and 2005 and of the effectiveness of the Company’s internal control over financial reporting at December 31, 2006 and December 31, 2005, and the reviews of the interim unaudited consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These amounts may include fees for consultations related to financial accounting and reporting standards or acquisitions.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisory and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	All Other Fees consist of fees for services other than the services described above. In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP and has determined that such services are so compatible.

(5)	For 2006, the percentage of total fees paid to Ernst & Young LLP attributable to Tax Planning and Advisory Fees and All Other Fees was 14.2%. For 2005, the percentage of total fees paid to Ernst & Young LLP attributable to Tax Planning and Advisory Fees and All Other Fees was 16.8%.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Board of Directors recommends a vote FOR the ratification and approval of
Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

OTHER INFORMATION

Executive Officers

     In addition to Mr. Hill, the executive officers of the Company as of March 31, 2007, were as follows:

Name	Age	Position
Ginetto Addiego	47	Executive Vice President, Corporate Operations
Timothy M. Archer	39	Senior Vice President, Dielectrics Business Group
Jeffrey C. Benzing	51	Executive Vice President and Chief Business Officer
Thomas Caulfield	48	Executive Vice President, Sales and Marketing
Fusen Chen	47	Executive Vice President and Chief Technology Officer
Martin J. Collins	43	Senior Vice President and General Counsel
William H. Kurtz	49	Executive Vice President, Chief Financial Officer and
		Principal Accounting Officer
Patrick J. Lord	41	Senior Vice President, Business Development and Strategic
		Planning

     Mr. Addiego is currently Executive Vice President, Corporate Operations. He joined the Company in February 2005 as Senior Vice President of Corporate Operations. From November 1996 to February 2005, Mr. Addiego was employed at Applied Materials, Inc. where he last served as Senior Vice President and General Manager of ETEC Systems. From March 1995 to November 1996, Mr. Addiego was employed at KLA Instruments Incorporated where he served as Vice President of Engineering, Advanced Inspection Division. Mr. Addiego was employed by Photon Dynamics Incorporated from 1990 to February 1995, where he last served as Vice President, General Manager of Test and Repair Products. Mr. Addiego holds a Bachelor of Science degree and a Ph.D. in Electrical Engineering from the University of California, Berkeley.

     Mr. Archer is currently Senior Vice President, Dielectrics Business Group. Since joining the Company in 1994, Mr. Archer has held a number of positions, including Senior Vice President, PECVD and Electrofill from October 2005 to February 2006; Vice President and General Manager for the Electrofill Business Unit from April 2002 to October 2005; Senior Director of Technology for the Electrofill Business Unit from April 2001 to April 2002; and Senior Director of Technology for Novellus Systems Japan from July 1999 to April 2001. Prior to joining the Company, Mr. Archer was employed at Tektronix, Inc., a provider of communications network management and diagnostic solutions. Mr. Archer completed the Program for Management Development at Harvard Business School and holds a Bachelor of Science degree in Applied Physics from the California Institute of Technology.

     Mr. Benzing is currently Executive Vice President and Chief Business Officer, a position he has held since March 2004. Since joining the Company in November 1988 as Director of Special Projects, Mr. Benzing has held a number of positions, including Executive Vice President of the Depositions Business Group from January 2002 through February 2004; Executive Vice President, Systems Development, Engineering and Manufacturing Operations from July 1999 through December 2001; and Vice President in charge of Product Development from July 1992 through June 1999. From 1984 to 1988, Mr. Benzing was Vice President of Engineering of Benzing Technologies, a company that he co-founded. From 1979 to 1984, Mr. Benzing served in various positions at Hewlett Packard Company, an information technology company. Mr. Benzing holds a Bachelor of Science degree from the University of California, Berkeley and a Master of Science degree from Stanford University, both in mechanical engineering.

     Mr. Caulfield is currently Executive Vice President, Sales, Marketing, and Customer Satisfaction. Mr. Caulfield joined the Company in November 2005. Prior to joining the Company, Mr. Caulfield was employed for 16 years at International Business Machines Corporation (“IBM”), where he held a number of positions, including Vice President of 300mm Semiconductor Operations. Prior to joining IBM, he worked at

Philips Laboratory as a senior member of the research staff. Mr. Caulfield received Bachelor of Science degrees in Materials Science/Metallurgy from Columbia University and in Physics from St. Lawrence University. He also holds a Master of Science and a Doctorate of Engineering Science in Materials Science/Metallurgy from Columbia University.

     Mr. Chen is currently Executive Vice President and Chief Technology Officer. He joined the Company as Senior Vice President of Asia-Pacific Operations in October 2004. From January 1994 to September 2004, Mr. Chen was employed at Applied Materials, Inc., a semiconductor company, as the Group Vice President and General Manager for the Copper Physical Vapor Deposition (PVD) & Interconnect Product Business Group. Prior to joining Applied Materials, Inc., Mr. Chen worked at LSI Logic and SGS-Thomson Microelectronics, both semiconductor companies. Mr. Chen received his Bachelor of Science degree in Materials Science & Engineering from the National Tsing Hua University in Taiwan and his doctorate in Materials Science & Engineering from the State University of New York at Stony Brook. He holds more than 60 U.S. patents and has authored over 50 technical publications. Mr. Chen serves on the Board of Directors of Electroglas, Inc., a semiconductor test equipment manufacturer.

     Mr. Collins is currently Senior Vice President and General Counsel. He joined the Company in November of 2006. Prior to joining the Company, Mr. Collins was Vice President, Associate General Counsel and Assistant Secretary of Oracle Corporation, a supplier of software for enterprise information management. Prior to joining Oracle, Mr. Collins was a corporate partner at Mayer, Brown, Rowe & Maw LLP, where he worked from 1991 until 2005. Mr. Collins received his Bachelor of Arts in Political Economy from Williams College and his Juris Doctorate from Georgetown University Law Center.

     Mr. Kurtz is currently Executive Vice President and Chief Financial Officer. On November 13, 2006, Mr. Kurtz was appointed as the Principal Accounting Officer of the Company. He joined the Company in September of 2005. Prior to joining the Company, Mr. Kurtz was Senior Vice President and Chief Financial Officer at Engenio Information Technologies, Inc., a subsidiary of LSI Logic Corporation, a semiconductor and storage corporation. From July 2001 to February 2004, Mr. Kurtz served as Chief Operating Officer and Chief Financial Officer of 3PARdata, Inc., a privately held data storage company. From August 1998 to June 2001, Mr. Kurtz served as Executive Vice President and Chief Financial Officer of Scient Corporation, a provider of Internet consulting and IT professional services. From July 1983 to August 1998, Mr. Kurtz served in various capacities at AT&T, including Vice President of Cost Management and Chief Financial Officer of AT&T’s Business Markets Division. Prior to joining AT&T, he worked at Price Waterhouse, now PricewaterhouseCoopers LLP. Mr. Kurtz is a certified public accountant and received a Bachelor of Science degree in Accounting from Rider University and a Master of Science in Management from Stanford University, Alfred P. Sloan Program. He is currently a member of the Board of Directors and Chair of the Audit Committee at PMC-Sierra, Inc. and also served as a director at Redback Networks, Inc. from October 1999 through January 2007, including as Audit Committee Chair from May 2003 through January 2007.

     Mr. Lord is currently Senior Vice President of Business Development and Strategic Planning. Since joining the Company in February 2001, Mr. Lord has held a number of positions, including Vice President of Business Development and Strategic Planning from October 2004 to October 2005; Senior Director of Marketing from March 2002 to October 2004; and Senior Director of Business Development from February 2001 to March 2002. Prior to joining the Company, Mr. Lord was employed for six years at KLA-Tencor Corporation in various product marketing and management roles. Mr. Lord holds a Bachelor of Science degree, a Master of Science degree and a Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     Philosophy. The Company’s compensation philosophy is to pay for performance. Accordingly, the compensation of each Novellus employee is based in part upon the achievement of company-wide performance objectives. In particular, the incentive compensation of Mr. Hill, the Company’s Chairman and Chief Executive Officer, is based predominantly upon the achievement of corporate performance objectives, and the achievement of these objectives has a significant impact on the incentive compensation of each other senior executive officer.

     In establishing the corporate performance objectives, the Company looks to use the same metrics that it believes investors use in determining whether to purchase the Company’s stock: revenue growth, earnings and return on assets. As a result, compensation is driven by the achievement of the same results the Company believes its investors are looking for.

     Benchmarking. Novellus competes globally for executive talent and investor capital. Accordingly, Novellus benchmarks itself against a universe of alternative employment and investment opportunities which currently consists of 21 capital equipment companies and 36 semiconductor companies (“Global Peer Group”), each of which are identified at the end of the Compensation Discussion and Analysis. In gathering compensation information in 2006, the Company focused on the companies identified below (the “Compensation Peers”):

Agere Systems Inc.	Applied Materials, Inc.	ASML Holding N.V.
Ebara Technologies, Inc.	Intel Corporation	KLA-Tencor Corp.
LAM Research Corporation	Micron Technology, Inc.	Royal Philips Electronics
STMicroelectronics N.V.	Teradyne, Inc.	Texas Instruments Incorporated
Tokyo Electron Limited (US)	Toppan Photomasks, Inc.	Varian Semiconductor

     The Compensation Peers were selected based upon a number of factors, including the fact that the Company’s employees are regularly recruited by such companies. Novellus looks to adjust for differences in its size, market, market share, stage of growth and other attributes when comparing its compensation practices with that of specific Compensation Peers. In determining compensation for individual executives, the compensation practices of particular companies in the semiconductor manufacturing business, particularly Applied Materials, KLA-Tencor and LAM Research, may be accorded greater weight.

     Data on the compensation practices of the Global Peer Group, including the Compensation Peers, is gathered through searches of publicly-available information, including publicly-available databases. Because these sources do not typically include information with respect to target cash compensation, Novellus subscribes to the Radford Surveys for this purpose. Data is also gathered with respect to base salary, bonus targets and all equity awards. Deferred compensation and benefits which are generally available to all employees are not analyzed annually, but are reviewed by the Company from time to time to ensure the benefits the Company offers are competitive.

     Corporate Performance Objectives. The Company’s corporate performance objectives consist of (i) increasing revenues at 150% of the industry growth rate in upturns, while declining at less than 50% of the industry rate in downturns, (ii) earning a 15% net profit after tax, and (iii) turning its controllable assets at least 1.5 times annually. The Company believes these metrics are important to its stockholders, and that a focus on achieving them should eventually manifest itself in an increase in shareholder value. During 2006, a year in which the Company exceeded two out of the three corporate performance objectives, the Company’s stock price increased over 42%.

     The Company uses the growth rate target in setting certain individual objectives, and uses the net profit after tax and asset turns targets to establish a “corporate factor,” as described further below under “Bonuses.” The corporate factor is a significant driver of the annual bonus of each senior executive officer, although achievement of individual objectives is a factor as well. Mr. Hill does not have individual objectives; he is evaluated solely with respect to the Company’s performance as a whole.

     Senior Executive Review Process. The Compensation Committee conducts an annual review of the base salary, bonus and equity awards made to each senior executive officer, including the senior executive officers identified in the Summary Compensation Table below (the “Named Executive Officers”). Typically, Mr. Hill meets with the Compensation Committee and makes initial compensation recommendations with respect to the senior executives who report to him. His recommendation is based in part upon the compensation information gathered by Novellus human resources professionals. This information, as well as financial information gathered by the Company’s corporate development professionals, is also made available to the Compensation Committee. The senior executives are not present at the time the recommendations are made. In each case, the Compensation Committee takes into account the executive’s scope of responsibilities and experience and balances these against competitive compensation levels, including retention requirements and succession planning with respect to each executive.

     The Compensation Committee has the opportunity to meet with the executives at various times during the year, which allows the Compensation Committee to form its own assessment of the executive’s performance. In addition, at the end of each year Mr. Hill shares with the Compensation Committee his evaluation of each executive, including with respect to recent contribution and performance, strengths, weaknesses, development plans and succession potential. Based upon this input, as well as the information provided by the Company’s human resources and corporate development professionals, the Compensation Committee makes its own assessments and approves compensation for each executive officer, other than Mr. Hill. With respect to Mr. Hill, the Compensation Committee makes a recommendation to the Board of Directors, which makes the final determination concerning Mr. Hill’s compensation.

     Components of Senior Executive Compensation. The primary elements of annual compensation for senior executives are base salary, cash bonuses (which fall within the SEC’s definition of “Non-Equity Incentive Plan Compensation” for the purposes of the Summary Compensation Table and otherwise) and equity awards. As described further below, senior executives also receive other forms of compensation, including various benefit plans made available to most of the Company’s employees, but these are not independently evaluated in connection with the annual determination of senior executive compensation. Each of Messrs. Hill, Caulfield and Somekh also has an agreement with the Company that govern aspects of his compensation, as described below under “Employment and Severance Agreements.”

     Aggregate compensation for each senior executive is designed to be competitive with that of executives serving in a comparable capacity at the Compensation Peers, as well as to align the executive’s incentives with the long-term interests of the Company’s shareholders. The Company uses cash bonuses to reward recent performance, and uses equity awards to create incentives for future performance. Novellus does not look to assign a fixed weighting to any individual component of compensation, as it believes that aggregate compensation for each executive must be tailored to meet the competitive characteristics applicable to the executive’s personal and professional circumstances, as well as the performance of the business the executive is responsible for. While the Compensation Committee has the discretion to modify the individual components of compensation Mr. Hill recommends for each senior executive, and the Board of Directors has the discretion to modify the individual components of compensation the Compensation Committee recommends for Mr. Hill, neither the Compensation Committee nor the Board exercised such discretion with respect to 2006 compensation for the Named Executive Officers.

     Base Salary. Base salary for senior executives is established annually by the Compensation Committee. Base salaries for executives other than Mr. Hill are based upon his recommendation, which is in turn based upon information gathered by the Company’s human resources professionals. Because compensation information in the Radford Surveys is not categorized by employer name, the Company cannot trace the information to particular Compensation Peers, but can search within the technology sector by geographic region, job description and job title. With respect to named executive officer compensation, base salary information is also available from Equilar, Inc. for U.S. public companies in the Global Peer Group and company financial performance data is generally available from Compustat.

     The Company looks to make appropriate adjustments in revenue comparability and, where available, growth rate, net income and other factors when analyzing base salary information from other companies. Individual base salary recommendations are made based upon the executive’s performance over both the short and long term. That performance is weighed against the cost and risk of making management changes, including the anticipated level of difficulty in replacing the individual with someone of comparable experience and skill.

     Base salary is generally targeted at the 50th percentile for similarly-situated executives in the same geographic region. Base salary benchmarking and alignment is critical to the Company’s overall compensation program because bonus potential is stated as a percentage of base salary. While the Compensation Committee is authorized by its charter to enlist outside advisors to analyze executive compensation and make related recommendations, neither the Compensation Committee nor the Company did so in determining Named Executive Officer compensation for 2006.

     Base salaries for the Named Executive Officers for 2006 were determined in December of 2005. All of the Named Executive Officers other than Mr. Hill and Mr. Somekh were hired by the Company in 2005, and Mr. Hill’s employment agreement was amended in 2005. As a result, the Compensation Committee had previously made a determination with respect to the base salary of each Named Executive Officer other than Mr. Somekh during the course of 2005 based upon information gathered by the Company. Accordingly, in December of 2005 the Compensation Committee determined that the base salaries then in effect for each of the Named Executive Officers would remain unchanged for 2006.

     In December of 2006, applying the senior executive review process described above, the Compensation Committee determined that it would be appropriate to increase the base salary of each of the Named Executive Officers other than Mr. Somekh by an average of 4.5%, an amount equal to the merit raise pool being approved for the Company as a whole. Mr. Somekh’s base salary was not increased because he planned to transition to a part-time role at the Company in 2007. In addition, Mr. Addiego received an additional 3.5% increase in base salary in recognition of the fact that his responsibilities had been expanded during 2006.

     Bonuses. In 2006, all senior executives, including the Named Executive Officers, participated in the senior executive bonus program. The starting point for the program is the determination of a target bonus potential for each executive, which is stated as a percentage of base salary. The percentage is established by the Compensation Committee at the end of each year for the following year, although a change in the executive’s responsibilities or extraordinary performance could result in the Compensation Committee acting to modify the percentage during the year. For senior executives other than Mr. Hill, the percentage is based upon his recommendation, although the Compensation Committee makes the final determination in all cases. The percentage is determined by evaluating the practices of the Compensation Peers and is intended to provide an aggregate cash compensation package that would exceed what the executive would receive from competitors in the event that the aggressive individual goals and the corporate performance objectives established by the Company are exceeded.

     The program provides for a cash bonus based upon the degree to which the corporate performance objectives, as well as individual performance goals, are achieved. Individual performance goals for each executive are generally determined by Mr. Hill in the first quarter of the year based upon discussions with the executive. For certain executives, including Mr. Caulfield in 2006, the Company’s achievement of its corporate growth objective is one of the individual performance goals. At the end of the year, each executive reviews his individual performance with Mr. Hill, who in turn makes a recommendation to the Compensation Committee as to the executive’s percentage achievement of the previously agreed individual goals.

     In addition to individual goals, the bonus of each executive officer is impacted by the operation of the corporate factor, which measures the extent to which the Company has met its corporate performance objectives of achieving a 15% net profit after tax and turning its controllable assets 1.5 times annually. The corporate factor is determined annually by the Compensation Committee based upon the Company’s financial position and results of operations. Each objective is weighted at 50%, and certain minimums and maximums are applied to ensure that the corporate factor is achieved using a balanced approach.

     The corporate factor is calculated on a shipments basis rather than on a revenue basis, as the Company believes that, for compensation purposes, shipments more accurately reflect actions within its employees’ control, without regard for the variability of financial results which may occur due to customer acceptance procedures. Asset turnover is based upon controllable asset turns, which the Company defines as assets other than goodwill and fixed assets previously accounted for as synthetic leases, less cash and short-term investments in excess of short-term operating requirements. The Compensation Committee has the discretion to include or exclude the impact of certain items in calculating the corporate factor. Examples of items which may be excluded are charges and benefits from legal settlements and restructuring activities.

     The calculation of the corporate factor with respect to Mr. Hill and Mr. Kurtz is based upon the Company’s performance on a consolidated basis, while the calculation for the other Named Executive Officers is based upon the performance of the Company’s Semiconductor Group operating segment, which constitutes approximately 90% of the Company’s business and is defined in Note 15 to the 2006 Consolidated Financial Statements. Once the corporate factor has been determined, the Compensation Committee then approves a cash bonus for each of the Named Executive Officers other than Mr. Hill based upon the following formula:

Base Salary x Target Bonus % x Individual Goal Achievement % x Corporate Factor

     In calculating the corporate factor for 2006, the Compensation Committee determined that the initial costs of establishing the Company’s new global business structure in 2006 would be excluded, and that the benefits obtained from the structure in an amount equal to the initial costs should also be excluded from the calculation in future years. The costs of an asset impairment charge and a previously announced legal settlement were also excluded, as were certain restructuring benefits. In addition, the Compensation Committee determined that the target bonus percentage for each of the Named Executive Officers would remain the same for 2007 (other than that of Mr. Somekh, who planned to transition to part-time employment in 2007).

     Equity Awards. Novellus’ equity compensation program for senior executive employees includes two forms of long-term incentives: restricted stock and stock options. Award size and frequency is based on each executive’s demonstrated level of performance over time. The Company annually reviews award levels and practices to ensure their competitiveness. In making individual awards, the Compensation Committee considers industry practices, the recent performance of each executive, the value of the executive’s previous awards and the Company’s views on executive retention and succession.

     Historically, stock option awards were the Company’s primary form of equity incentives. Novellus selected this form because of the favorable accounting and tax treatment and the near universal expectation by its employees that they would receive stock options. Beginning in 2006, however, the accounting treatment for stock options changed upon adoption of SFAS 123R, making stock options less attractive. As a result, the Company assessed the desirability of granting shares of restricted stock and concluded that restricted stock would provide an alternative form of incentive compensation. While Novellus will continue to award stock options to its employees, the Company plans to increasingly look to award restricted stock, and to have the vesting of some or all of such stock be dependent upon the achievement of corporate performance objectives, particularly where the recipients are senior executive officers.

     Novellus believes compensation plans that are tied to company performance, rather than stock performance against an index, are the optimum way of providing incentives to executives and to reward success, since they are linked to performance elements that are more likely to be within the individual’s control, and since success in these areas will, over the long term, enhance shareholder value. For example, 50% of the restricted stock award received by Mr. Hill in December of 2006 vests upon the Company achieving aggregate revenue of $2.1 billion over four consecutive quarters by the end of 2010, and the award will not vest unless the minimum target is achieved.

     The vesting schedule and number of options or shares of restricted stock the Compensation Committee grants to each senior executive is determined based upon a number of factors, including market data collected with respect to the Compensation Peers and the performance rating each executive is given by Mr. Hill. In December of 2005, based upon the compensation information gathering and the senior executive review processes described above, the Compensation Committee concurred in the equity award recommendations made for each Named Executive Officer by Mr. Hill for 2006. In December of 2006, based upon the same process, the Compensation Committee again concurred with Mr. Hill’s recommendations.

     With respect to Mr. Hill, the Compensation Committee recommended to the Board of Directors in December of 2006 that Mr. Hill receive options to acquire 100,000 shares of Common Stock, as well as 50,000 shares of restricted stock. With respect to the restricted stock, 25,000 shares would vest on the third anniversary of the grant date and 25,000 shares would vest only in the event that the Company achieves aggregate revenue of $2.1 billion over four consecutive quarters prior to the end of 2010. In concurring with Mr. Hill’s recommendations with respect to the other Named Executive Officers, and in making its recommendations with respect to Mr. Hill’s equity awards, the Compensation Committee considered the executive’s equity ownership interest in the Company, the number of options held and their exercise price, the volume and value of awards held by other executives at the same level of authority in the Company and the need to retain and motivate the executives, each of whom is important to the Company’s continued success. The Board of Directors approved the Compensation Committee’s recommendation with respect to Mr. Hill without modification.

     Equity Award Mechanics. Equity awards are granted pursuant to the Company’s Stock Option Plans. Awards are made at the Compensation Committee’s scheduled meetings or by unanimous written consent. Awards typically fall into two categories: annual awards and new hire and promotion awards. New hire and promotion awards are made on the same day of each month, and annual awards are made at the Compensation Committee’s December meeting. From time to time the Compensation Committee may make grants at other times in connection with employee retention or otherwise. During 2006 there were two grants made that varied from this schedule. The first was in connection with the appointment of the Company’s former Principal Accounting Officer on January 24, 2006. The second was in connection with the Company’s policy of having the entire Board approve the Compensation Committee’s recommendation with respect to Mr. Hill’s compensation. In that regard, the Board approved on December 15, 2006 the recommendation made by the Compensation Committee on December 14, 2006.

     All stock option awards have a per share exercise price equal to the closing price of our Common Stock on the grant date. Restricted stock awards may be either based upon performance, the passage of time or both. In most cases, the Company must achieve certain performance goals within the time frame established in connection with the award, in order for performance-based restricted stock to be earned. See the “Outstanding Equity Awards Table.” In the future, performance goals may be scaled so that the recipient can receive a portion of the award in the event the stated performance goals are not fully achieved.

     The Compensation Committee has not granted, nor does it intend in the future to grant, equity awards in anticipation of the release of material nonpublic information. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based upon equity award grant dates. The Compensation Committee’s schedule is generally determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental.

     Deferred Compensation. Directors and eligible employees, including the Named Executive Officers, are entitled to defer a portion of their salary, and all or a portion of their bonus payments, pursuant to the Company’s nonqualified deferred compensation plan. Amounts credited to the plan may be allocated by the participant among 18 hypothetical investment alternatives. The amounts deferred are not actually invested in the alternatives; the alternatives exist to enable the Company to calculate what a participant is owed at the time the deferred amounts are distributed. The Company purchases insurance to secure a portion of its obligations to the participants. The Named Executive Officers did not participate in the Company’s plan during 2006.

     Retirement Plans. In addition to participating in the Company’s 401(k) plan, certain senior executive officers who meet certain eligibility criteria are entitled to continued medical and dental coverage following their retirement (the “Post-Retirement Healthcare Plan”). To be eligible, the Named Executive Officers, other than Mr. Hill, are required to be employed by the Company at age 60, and the sum of their age at retirement plus the number of years employed must equal or exceed 72. In the case of Mr. Hill, the Company’s obligations to him upon retirement are described below under “Employment and Severance Agreements” and in the “Pension Benefits Table” below. To be eligible for the program, an executive officer must be in good standing at the time of retirement. The program permits the executive to continue his existing medical and dental coverage until the later to occur of his death or the death of his spouse. Participants in the program would be required to pay premiums in an amount equal to the payments they had been making immediately prior to retirement. No Named Executive Officers are currently eligible to participate in the program. Mr. Hill also has a supplemental executive retirement plan (“SERP”) as described in footnote 2 to the “Pension Benefits Table” below.

     Perquisites and Other Benefits. The Company annually reviews the perquisites that senior executives receive. In general, such perquisites are limited. Other than as described in the Summary Compensation Table or under the “Pension Benefits Table” below, the Company’s senior executives are entitled to few benefits that are not otherwise available to all of its employees.

     Regulatory Considerations. It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under section 162(m) of the Code. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as “performance-based compensation”, as defined in Section 162(m).

     In the recent past, compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers has been deductible by the Company even though certain compensation may not have qualified as “performance-based compensation.” However, it is possible that non-qualifying compensation paid to the Company’s executive officers may exceed $1 million in a taxable year and therefore limit the deductibility by the Company of a portion of such compensation. For example, each of the Company’s Named Executive Officers has been granted restricted stock, some of which will continue to vest over the next several years based upon either a time based vesting schedule or the achievement of certain performance goals. Please see the “Outstanding Equity Awards Table” for more details regarding such restricted stock awards.

Employment and Severance Agreements

     Mr. Hill. Effective as of March 11, 2005, the Company entered into an amended and restated employment agreement with Mr. Hill. This agreement amends and restates in its entirety Mr. Hill’s prior employment agreement dated as of October 1, 1998, as amended December 17, 1999 and January 14, 2004. The agreement provides for an initial employment term through December 31, 2006, with automatic renewals for successive two year periods if Mr. Hill continues to serve on the last day of each term. The agreement further provides that Mr. Hill will receive a base salary of $840,000 per annum and will be eligible to participate in the Company’s existing executive bonus plan.

     In addition, Mr. Hill will be entitled to receive certain benefits and/or payments in connection with the termination of the agreement. These benefits and/or payments will vary depending upon whether termination of the agreement occurs as a result of Mr. Hill’s death, disability, resignation for “Good Reason”, or termination “Not for Cause” (all as defined in the agreement). If the agreement is terminated by reason of Mr. Hill’s death, the Company will continue to pay salary and benefits to Mr. Hill’s estate through the second full month after his death. If the agreement is terminated by reason of Mr. Hill’s disability, as defined therein, the Company will continue to employ Mr. Hill at 66 2/3% of his base salary at the time of disability and shall include Mr. Hill in the Company’s health insurance benefit plans until he reaches age 65. If the Company terminates the agreement Not for Cause or if Mr. Hill resigns for Good Reason, Mr. Hill will be entitled to receive

(i) the greater of a severance payment equal to two years of his then current base salary, or his base salary through the expiration date of the agreement, which shall be payable in the form of salary continuation for two years on the Company’s normal payroll schedule; (ii) annual bonus payments equal to 150% of his then current base annual salary during the salary continuation period, payable in any year in which the Company pays any bonuses to any other similarly situated employees; (iii) payment of health insurance premiums in accordance with the Company’s officer retirement health benefit program without regard to any age or length of service limitations for that program; (iv) continued vesting of his stock options through the salary continuation period, with vested options to be exercised within three years following the end of such period, during which time Mr. Hill will serve as a consultant; and (v) immediate vesting of his restricted stock award such that the Company’s right to repurchase such restricted stock shall immediately lapse. Payments during this salary continuation period are conditioned upon Mr. Hill’s observance of obligations not to compete with the Company’s business. Mr. Hill’s right to terminate for Good Reason shall continue for two years following a “Change of Control” (as defined in the agreement) in which he accepts a position with the Company or its successor, other than as Chairman and Chief Executive Officer. Mr. Hill’s Change of Control payments and benefits may be reduced such that they would not constitute a “parachute payment” within the meaning of Section 280G of the Code, or be subject to the excise tax imposed by Section 4999 of the Code. If the Company terminates the agreement for “Cause” (as defined in the agreement), or if Mr. Hill terminates Not for Cause, no further rights to compensation or benefits will accrue to Mr. Hill, except that in a termination Not for Cause (i) Mr. Hill and his qualified dependents shall receive continued health insurance coverage under the Company’s officer retirement health benefit program, without regard to any age or length of service limitations for that program and (ii) if Mr. Hill is age fifty-five or older, he will receive a payment equal to twenty-four times his highest base monthly salary and an additional payment calculated according to the schedule set forth in the agreement. If Mr. Hill terminates his employment “Not for Cause” or retires after being disabled he will also receive the benefits he is entitled to under the Company’s July 1993 Board of Directors’ Resolution Regarding Officers’ Retirement, Medical and Dental Coverage; these may include lifetime health insurance for himself and his qualified dependents. See the “Summary Compensation Table” and “Pension Benefits Table” below.

     In addition, effective as of November 15, 2005, the Compensation Committee authorized the addition of the retirement benefits provided under Mr. Hill’s employment agreement to the plans and programs covered by the Company’s existing rabbi trust agreement with Union Bank of California as trustee. See the “Summary Compensation Table” and “Pension Benefits Table” below.

     Mr. Caulfield. In connection with the commencement of his employment in 2005, Mr. Caulfield entered into an employment agreement dated as of October 12, 2005. The agreement provides for a base salary of $385,000 annually, which may be amended from time to time at the Company’s sole discretion. The agreement also provides for a minimum 2005 cash bonus of $100,000, a signing bonus of $191,304 and an award of 80,000 shares of restricted stock which vest on the third anniversary of his commencement of employment.

     While the agreement provides that Mr. Caulfield is an “at-will” employee, the agreement also provides for certain payments in the event Mr. Caulfield’s employment is terminated. In the event Mr. Caulfield is terminated other than for cause, death or disability (as defined in the agreement) prior to the third anniversary of the date his employment commenced, Mr. Caulfield will be entitled to receive a lump-sum payment equal to the product of (x) his then-monthly base salary and (y) the number of months remaining until such third anniversary (the “Severance Amount”). The agreement does not entitle Mr. Caulfield to any payments upon termination for cause, or disability in excess of what the Company’s policies would otherwise provide. In the event of Mr. Caulfield’s death or resignation for good reason (which is defined in the agreement to include a demotion or material diminution of his duties, a reduction in his base salary without his consent or a material breach of the agreement by the Company), Mr. Caulfield is entitled to receive the Severance Amount and his initial award of 80,000 shares of restricted stock shall be deemed to have vested.

     Mr. Somekh. During 2006, the Company entered into a severance agreement with Mr. Somekh. Pursuant to that agreement, Mr. Somekh agreed to work part-time for the Company until September 30, 2010 for an aggregate salary of $100,000. Mr. Somekh and his spouse are eligible to continue receiving health benefits as an employee during this period without regard for any length of service limitation. Upon termination of Mr. Somekh’s employment, Mr. Somekh and his spouse will continue receiving health benefits until March 31, 2011.

Global Peer Group

ADE Corporation	FEI Company	ON Semiconductor Corporation
Advanced Micro Devices, Inc.	Freescale Semiconductor, Inc.	PMC-Sierra, Inc
Agilent Technologies, Inc.	FSI International, Inc	QUALCOMM Incorporated
Agere Systems Inc.	Integrated Device Technology, Inc.	RF Micro Devices, Inc
Altera Corporation	Intel Corporation	SanDisk Corporation
Applied Materials, Inc.	International Rectifier Corporation	Semitool, Inc.
Asyst Technologies, Inc.	Intersil Corporation	Skyworks Solutions, Inc.
Analog Devices, Inc.	KLA- Tencor Corp.	Spansion Inc.
ATI Technologies Inc.com	Kulicke & Soffa Industries, Inc.	STMicroelectronics N.V.
Atmel Corporation	Lattice Semiconductor Corporation	Teradyne, Inc.
Aviza Technology, Inc.	LAM Research Corporation	Texas Instruments Incorporated
Axcelis Technologies, Inc.	Linear Technology Corporation	Therma-Wave, Inc.
Broadcom Corporation	LSI Logic Corporation	Ultratech, Inc.
Brooks Automation, Inc.	LTX Corporation	Varian Semiconductor
Cirrus Logic, Inc.	Marvell Technology Group Ltd.	Associates, Inc.
Conexant Systems, Inc.	Mattson Technology Inc.	Veeco Instruments, Inc.
Credence Systems Corporation	Maxim Integrated Products, Inc.	Vishay Intertechnology, Inc.
Cypress Semiconductor	Microchip Technology Incorporated	Xilinx, Inc.
Corporation	Micron Technologies, Inc.
Fairchild Semiconductor	National Semiconductor Corporation
International, Inc.	NVDIA Corporation

COMPENSATION COMMITTEE REPORT

     The information contained in this report shall not be deemed to be “soliciting material” or “ filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Novellus specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and its discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

J. David Litster Youssef A. El-Mansy Yoshio Nishi William R. Spivey

Summary Compensation Table

     The following table sets forth certain information concerning compensation of each Named Executive Officer during the fiscal year ended December 31, 2006:

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)	($)		($)
Richard S. Hill	2006	$840,000	—	$1,273,688	$1,801,197	$1,386,000	$880,238 (4)	$41,972	(5)	$6,223,095
Chairman of the
Board and Chief
Executive Officer
William H. Kurtz	2006	$375,000	—	$615,468	$692,730	$350,625	$15,135 (9)	$16,110	(6)	$2,065,068
Executive Vice
President and Chief
Financial Officer
Sasson Somekh	2006	$520,000	—	$706,745	$870,089	$563,160	$3,057 (9)	$15,472	(7)	$2,678,523
Retired President
Thomas Caulfield	2006	$385,000	—	$597,107	$530,740	$408,173	$13,390 (9)	$74,644	(8)	$2,009,054
Executive Vice
President, Sales
Marketing and
Customer
Satisfaction
Ginetto Addiego	2006	$335,000	—	$401,940	$688,577	$420,090	$5,492 (9)	$6,600		$1,857,699
Executive Vice
President, Corporate
Operations
____________________

(1)	Stock awards consist of restricted stock. Amounts shown do not reflect compensation actually received by the Named Executive Officer. The amounts shown represent expense recognized in the 2006 Consolidated Financial Statements in accordance with SFAS 123R, excluding any assumption for future forfeitures. There were no actual forfeitures of stock awards by any Named Executive Officers in 2006 and all other assumptions used to calculate the expense amounts shown are set forth in Note 14 to the 2006 Consolidated Financial Statements.

(2)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. The amounts shown represent expense recognized in the 2006 Consolidated Financial Statements in accordance with SFAS 123R, excluding any assumption for future forfeitures. There were no actual forfeitures of stock options by any Named Executive Officers in 2006 and we have used the modified prospective method for calculating the expense amounts shown. The assumptions used to calculate the expense amounts shown for stock options granted in 2006 are set forth in Note 14 to the 2006 Consolidated Financial Statements and are disclosed in the footnotes to our consolidated financial statements included in our Annual Reports on Form 10-K for each of the years ended December 31, 2002 to 2005 for stock options granted in years prior to the adoption of SFAS 123R.

(3)	Amounts consist of cash incentive compensation awards earned for services rendered in 2006. The amounts were paid pursuant to the senior executive bonus program described in “Compensation Discussion and Analysis -- Components of Senior Executive Compensation -- Bonuses.”

(4)	Amounts consist of changes to the pension value of Mr. Hill’s SERP of $840,000 and to the actuarial present value of Mr. Hill’s accumulated benefits under the Post Retirement Healthcare Plan of $40,238 during 2006. See the “Pension Benefits Table.”

(5)	Represents amounts paid by the Company on behalf of Mr. Hill as follows: (i) $26,500 in tax planning and preparation fees, (ii) $8,872 in financial advisory fees, and (iii) $6,600 in matching contributions to Mr. Hill’s account under the Company’s qualified 401(k) plan.

(6)	Represents amounts paid by the Company on behalf of Mr. Kurtz as follows: (i) $9,510 in tax planning and preparation fees, and (ii) $6,600 in matching contributions to Mr. Kurtz’s account under the Company’s qualified 401(k) plan.

(7)	Represents amounts paid by the Company on behalf of Mr. Somekh as follows: (i) $8,872 in financial advisory fees, and (ii) $6,600 in matching contributions to Mr. Somekh’s account under the Company’s qualified 401(k) plan.

(8)	Represents amounts paid by the Company on behalf of Mr. Caulfield as follows: (i) $71,315 in relocation fees, including $8,801 of tax assistance, and (ii) $3,329 in financial advisory fees.

(9)	Amounts consist of a change in the actuarial present value of the Named Executive Officer’s accumulated benefits under the Post Retirement Healthcare Plan during 2006. See the “Pension Benefits Table.”

Grants of Plan Based Awards Table

     The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during the fiscal year ended December 31, 2006:

				All Other	All Other
		Estimated	Estimated	Stock	Option
		Possible Payouts	Future	Awards:	Awards:	Exercise
		Under	Payouts	Number of	Number of	or Base	Grant Date
		Non-Equity	Under Equity	Shares of	Securities	Price of	Fair Value
		Incentive	Incentive	Stock or	Underlying	Option	of Stock
	Grant	Plan Awards	Plan Awards	Units	Options	Awards	and Option
Name	Date	Target ($)(1)	Target (#)(2)	(#)(3)	(#)(4)	($/Sh)	Awards ($)(5)
Richard S. Hill	N/A	$1,260,000	—	—	—	—	—
	12/15/06	—	—	—	100,000	$34.36	$1,577,540
	12/15/06	—	25,000	—	—	—	$859,000
	12/15/06	—	—	25,000	—	—	$859,000
William H. Kurtz	N/A	$375,000	—	—	—	—	—
	12/14/06	—	—	—	65,000	$33.39	$986,668
	12/14/06	—	15,000	—	—	—	$500,850
Sasson Somekh	N/A	$650,000	—	—	—	—	—
Thomas Caulfield	N/A	$385,000	—	—	—	—	—
	12/14/06	—	—	—	65,000	$33.39	$986,668
	12/14/06	—	15,000	—	—	—	$500,850
Ginetto Addiego	N/A	$335,000	—	—	—	—	—
	12/14/06	—	—	—	65,000	$33.39	$986,668
	12/14/06	—	15,000	—	—	—	$500,850
____________________

(1)	Amounts shown are the targeted cash incentive compensation award potential for each Named Executive Officer under the senior executive bonus program as described in “Compensation Discussion and Analysis – Components of Senior Executive Compensation -- Bonuses. There are no threshold or maximum payout amounts. These amounts are based upon the individual’s 2006 base salary. Actual amounts earned by the Named Executive Officers for 2006 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Amounts shown are the number of shares of performance-based restricted stock awards granted to the Named Executive Officers in December 2006. There are no threshold or maximum payout amounts. The awards will vest with respect to the Named Executive Officers other than Mr. Hill, only if the Company achieves aggregate revenue of $2.0 billion over four consecutive quarters by December 31, 2009. Mr. Hill’s award will vest only if the Company achieves aggregate revenue of $2.1 billion over four consecutive quarters by December 31, 2010.

(3)	Amounts shown are the number of shares of service-based restricted stock awarded in December 2006. The shares will vest on the third anniversary of the date of grant.

(4)	Amounts shown are the number of shares underlying the options granted to the Named Executive Officers in December 2006. The options will vest with respect to the Named Executive Officers, other than Mr. Hill, at a rate of one-fourth per year on the anniversary of the grant date. Mr. Hill’s award will vest at a rate of one-third per year on the anniversary of the grant date. All options shown in the table above will expire ten years from the date of grant.

(5)	Amounts shown represent the aggregate fair value of stock awards and stock options as of the date of grant calculated in accordance with SFAS 123R. Assumptions used to calculate the grant date fair value amounts are set forth in Note 14 to the 2006 Consolidated Financial Statements. The exercise price equals the share price of Common Stock on the grant date for stock options included in the table above. However, the fair value shown above may not be indicative of the value realized on the date the option is exercised due to variability in the share price of Common Stock.

     The Summary Compensation and Grants of Plan-Based Awards Tables should be read in conjunction with both the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives, and “Employment and Severance Agreements,” which provides a description of the material terms of any employment arrangements with our Named Executive Officers. For the Named Executive Officers, the amount of salary relative to total compensation averages approximately 17%.

Outstanding Equity Awards Table

     The following table sets forth certain information concerning outstanding equity awards for each Named Executive Officer as of December 31, 2006:

Option Awards								Stock Awards

													Equity
													Incentive
													Plan
					Equity								Awards:
					Incentive						Equity		Market
					Plan						Incentive		or Payout
					Awards:					Market	Plan Awards:		Value of
	Number of		Number of		Number of					Value of	Number of		Unearned
	Securities		Securities		Securities			Number		Shares	Unearned		Shares,
	Underlying		Underlying		Underlying			of Shares		or Units	Shares, Units		Units or
	Unexercised		Unexercised		Unexer-			or Units of		of Stock	or Other		Other
	Options		Options		cised	Option	Option	Stock That		That	Rights That		Rights That
	(#)		(#)		Unearned	Exercise	Expiration	Have Not		Have Not	Have Not		Have Not
Name	Exercisable		Unexercisable		Options (#)	Price ($)	Date	Vested (#)		Vested ($)	Vested (#)		Vested ($)
Richard S. Hill	—		100,000	(5)	—	$34.36	12/15/2016
	37,500		112,500	(6)	—	$24.61	12/16/2015
	100,000		100,000	(7)	—	$27.81	12/10/2014
	150,000	(1)(2)	—		—	$31.24	06/11/2014
	165,648		—			$29.24	12/13/2012
	11,893		—		—	$48.71	04/12/2012
	122,459		—		—	$47.95	04/11/2012
	300,000		—		—	$38.70	12/20/2011
	100		—		—	$28.00	09/20/2011
	300,000		—		—	$30.25	12/15/2010
	354,000		—		—	$25.56	12/16/2009
	5,769		—		—	$17.33	01/04/2009
	2,033		—		—	$12.29	07/17/2008
								150,000	(8)	$5,163,000
											75,000	(9)	$2,581,500
William H. Kurtz	—		65,000	(10)	—	$33.39	12/14/2016
	5,000		15,000	(11)	—	$24.76	12/15/2015
	25,000		75,000	(12)	—	$26.22	09/01/2015
								45,000	(13)	$1,548,900
											20,000	(14)(15)	$688,400
Sasson Somekh	17,500		52,500	(11)	—	$24.76	12/15/2015
	62,500		62,500	(16)	—	$27.91	12/09/2014
	37,500	(1)(3)	—		—	$31.24	06/11/2014
	250,000	(1)(4)	—		—	$32.53	01/29/2014
								55,000	(17)	$1,893,100
Thomas Caulfield	—		65,000	(10)	—	$33.39	12/14/2016
	21,250		93,750	(18)	—	$21.86	10/31/2015
								80,000	(19)	$2,753,600
											15,000	(14)	$516,300
Ginetto Addiego	—		65,000	(10)	—	$33.39	12/14/2016
	10,000		30,000	(11)	—	$24.76	12/15/2015
	25,000		75,000	(20)	—	$29.03	02/17/2015
								27,500	(21)	$946,550
											22,500	(14)(22)	$774,450

____________________

(1)	Certain options included above were unvested and “out-of-the-money” with an exercise price equal to or greater than $30.00 as of November 15, 2005. On this date, the Compensation Committee and Audit Committee approved a plan to provide for immediate vesting of these options for all of the Company’s employees. The Company’s decision to accelerate the vesting of these options was in anticipation of compensation expense to be recorded subsequent to the applicable effective date of SFAS 123R and the Company considered that, because these options had exercise prices in excess of the then current market value, they were not fully achieving their original objectives of incentive compensation and employee retention. Each of the Company’s Executive Officers, as defined under Rule 405 of the Securities Act, whose options were accelerated under this plan entered into a Resale Restriction Agreement which imposed restrictions on the sale of any shares received through the exercise of accelerated options until the earlier of (i) the original vesting dates set forth in the option or (ii) the Executive Officer’s termination of employment. Refer to the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2005 for the form of Resale Restriction Agreement.

(2)	Amount includes 75,000 stock options with accelerated vesting as described in footnote 1 that would not have been exercisable at December 31, 2006 under the original vesting schedule. These options were granted on June 11, 2004 with remaining original vesting of 37,500 options on each of the third and fourth anniversaries of the grant date.

(3)	Amount includes 18,750 stock options with accelerated vesting as described in footnote 1 that would not have been exercisable at December 31, 2006 under the original vesting schedule. These options were granted on June 11, 2004 with remaining original vesting of 9,375 options on each of the third and fourth anniversaries of the grant date.

(4)	Includes 125,000 stock options with accelerated vesting as described in footnote 1 that would not have been exercisable at December 31, 2006 under the original vesting schedule. These options were granted on January 29, 2004 with remaining original vesting of 62,500 options on each of the third and fourth anniversaries of the grant date.

(5)	These options were granted on December 15, 2006 and vest at a rate of one-third per year on the anniversary of the grant date.

(6)	These options were granted on December 16, 2005 and will continue to vest at a rate of one-fourth per year on the anniversary of the grant date.

(7)	These options were granted on December 10, 2004 and will continue to vest at a rate of one-fourth per year on the anniversary of the grant date.

(8)	The unvested shares consist of the following restricted stock awards: (i) 25,000 shares granted on December 15, 2006 that will vest on December 15, 2009, (ii) 75,000 shares granted on June 11, 2004 that will vest on June 11, 2009, and (iii) 50,000 shares granted on December 13, 2002 that will vest on December 13, 2007. Mr. Hill’s awards granted on June 11, 2004 and December 13, 2002 allow for 50% of the respective shares to vest before the fifth anniversary of the grant date if the Company achieves aggregate revenue of $2.5 billion over four consecutive quarters.

(9)	The unvested shares consist of the following performance-based restricted stock awards: (i) 25,000 shares granted on December 15, 2006 that will vest if the Company achieves aggregate revenue of $2.1 billion over four consecutive quarters by December 31, 2010 and (ii) 50,000 shares granted on December 16, 2005 that will vest if the Company achieves aggregate revenue of $2.0 billion over four consecutive quarters by December 15, 2009.

(10)	These options were granted on December 14, 2006 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(11)	These options were granted on December 15, 2005 and will continue to vest at a rate of one-fourth per year on the anniversary of the grant date.

(12)	These options were granted on September 1, 2005 and will continue to vest at a rate of one-fourth per year on the anniversary of the grant date.

(13)	The unvested shares consist of the following restricted stock awards: (i) 5,000 shares granted on December 15, 2005 that will vest on December 15, 2008 and (ii) 50,000 shares granted on September 1, 2005 that will continue to vest one-fifth per year on the anniversary of the grant date.

(14)	The unvested shares consist of 15,000 performance-based restricted stock awards granted to each Messrs. Kurtz, Caulfield and Addiego on December 14, 2006 that will vest if the Company achieves aggregate revenue of $2.0 billion over four consecutive quarters by December 31, 2009.

(15)	The unvested shares consist of 5,000 performance-based restricted stock awards granted on December 15, 2005 that will vest if the Company achieves aggregate revenue of $2.0 billion over four consecutive quarters by December 15, 2009.

(16)	These options were granted on December 9, 2004 and will continue to vest at a rate of one-fourth per year on the anniversary of the grant date.

(17)	The unvested shares consist of the following restricted stock awards: (i) 5,500 shares granted on December 9, 2004 that will vest on December 9, 2009, (ii) 19,500 shares granted on June 11, 2004 that will vest on June 11, 2009, (iii) 50,000 shares granted on January 29, 2004 that will continue to vest one-fifth per year on the anniversary of the grant date. Mr. Somekh’s awards granted on December 9, 2004 and June 11, 2004 allow for 50% of the respective shares to vest before the fifth anniversary of the grant date if the Company achieves aggregate revenue of $2.5 billion over four consecutive quarters.

(18)	These options were granted on October 31, 2005 and will continue to vest at a rate of one-fourth per year on the anniversary of the grant date.

(19)	This restricted stock award was granted on October 31, 2005 and will vest on October 31, 2008.

(20)	These options were granted on February 17, 2005 and will continue to vest at a rate of one-fourth per year on the anniversary of hire date of February 14, 2005.

(21)	The unvested shares consist of the following restricted stock awards: (i) 7,500 shares granted on December 15, 2005 that will vest on December 15, 2008 and (ii) 30,000 shares granted on May 2, 2005 that will continue to vest at a rate of one-third per year on the anniversary of hire date of February 14, 2005.

(22)	The unvested shares consist of 7,500 performance-based restricted stock awards granted on December 15, 2005 that will vest if the Company achieves aggregate revenue of $2.0 billion over four consecutive quarters by December 15, 2009.

Option Exercises and Stock Vested Table

     The following table sets forth certain information concerning all exercises of stock options and vesting of restricted stock for each Named Executive Officer during the fiscal year ended December 31, 2006:

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	(1) ($)	(#)	(2) ($)
Richard S. Hill	17,446	$273,321	—	—
William H. Kurtz	—	—	10,000	$275,500
Sasson Somekh	—	—	10,000	$295,300
Thomas Caulfield	10,000	$87,307	—	—
Ginetto Addiego	—	—	10,000	$280,900

____________________

(1)	The value realized equals the difference between the option exercise price and the sale price of Common Stock at the time of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the closing price of Common Stock on the vesting date, multiplied by the number of shares that vested.

Pension Benefits Table

     The following table sets forth certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement for each Named Executive Officer as of December 31, 2006:

		Number		Payments
		of Years	Present Value	During
		Credited	of Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)(1)	($)
Richard S. Hill	SERP (2)	13	$1,518,461	—
	Post Retirement Healthcare	N/A	$314,493	—
	Plan (3)
William H. Kurtz	Post Retirement Healthcare	1	$19,815 (5)	—
	Plan (4)
Sasson Somekh	Severance Agreement (6)	N/A	$55,315	—
Thomas Caulfield	Post Retirement Healthcare	1	$15,479 (5)	—
	Plan (4)
Ginetto Addiego	Post Retirement Healthcare	1	$10,408 (5)	—
	Plan (4)
____________________

(1)	Amounts include benefits in which the Named Executive Officer may not have been vested at December 31, 2006.

(2)	Mr. Hill’s SERP is a cash retirement plan. In each payroll period, we credit Mr. Hill’s SERP account with an amount equal to a percentage of Mr. Hill’s base salary in that period. Mr. Hill becomes fully vested in his SERP benefit when his employment with the Company terminates, provided that for a period of two years following termination, Mr. Hill refrains from further employment as either an executive or member of the board of directors of any of the Company’s competitors. Upon fulfillment of these conditions, Mr. Hill’s minimum SERP benefit will be equal to 24 times his highest base monthly salary paid during his employment. An additional payment equal to the following multiples of Mr. Hill’s highest base monthly salary paid during his employment will be provided with reference to Mr. Hill’s attained age on the date his employment terminates: 12 times at age 56; 24 times at age 57; and 36 times at age 58 or older. As provided for in Mr. Hill’s employment agreement, Mr. Hill has elected to receive payment in five equal annual installments upon termination of his employment with the Company. Mr. Hill attained the age of 55 during the first quarter of 2007 and became fully vested in his SERP account.

(3)	Upon retirement, Mr. Hill may become eligible to receive benefits under the Post-Retirement Healthcare Plan described in footnote 4 below. However, under the provisions of Mr. Hill’s employment agreement, Mr. Hill is eligible to receive these benefits upon attaining the age of 55 without regard to any other age or length of service limitation other than being an employee in good standing.

(4)	The Post-Retirement Healthcare Plan provides for medical and dental coverage that is substantially comparable to coverage provided to active employees to eligible Executive Officers and their spouses for the duration of their lifetimes. At the end of 2006, all Named Executive Officers were potentially eligible to participate in the Post-Retirement Healthcare Plan (assuming the applicable age, length of service and good standing requirements are met upon their actual retirement) with the exception of Mr. Somekh whose severance agreement contains separate provisions for healthcare coverage as discussed in “Employment and Severance Agreements.” Executive Officers are required to pay premiums for such coverage which would be equal to rates then applicable to active employees and their spouses. Executive Officers are entitled to receive these benefits provided each is in good standing upon termination of employment, each has reached the age of 60, and the age plus years of service upon termination equals at least 72. The same assumptions used to calculate the benefit obligation for our Post-Retirement Healthcare Plan in our 2006 Consolidated Financial Statements, including discount rate of 5.85% and mortality rate obtained from the 1994 Group Annuity Mortality Table, were used to calculate the present value of the accumulated pension benefits shown in the table above.

(5)	Amounts included in the table above assume that Messrs. Kurtz, Caulfield and Addiego will continue employment with the Company and otherwise satisfy the applicable eligibility requirements of the Post-Retirement Healthcare Plan described in footnote 4 above.

(6)	Mr. Somekh’s severance agreement provides for continued part-time employment with the Company through September 30, 2010. Mr. Somekh and his spouse are eligible to continue receiving health benefits as an employee during this period without regard for any length of service limitation. Upon termination of Mr. Somekh’s employment, Mr. Somekh and his spouse will continue receiving health benefits until March 31, 2011. The present value of accumulated benefit set forth in the table above represents the benefits to be provided through March 31, 2011 based on the same assumptions used to calculate the benefit obligation for our Post-Retirement Healthcare Plan in our 2006 Consolidated Financial Statements as noted in footnote 4 above.

Potential Payments Upon Termination or Change-in-Control

     All of the Company’s employees other than Mr. Hill are employees at will. Accordingly, they may be terminated at any time, with or without cause. With respect to Mr. Hill and Mr. Caulfield, their agreements with the Company require certain payments upon termination depending upon the reason their employment is terminated. See “Employment and Severance Agreements.” Other than Mr. Hill’s right to terminate his employment for Good Reason (as defined in his agreement), which continues for two years following a “Change of Control” (as defined in his agreement) under certain circumstances, a change in control of the Company, does not result in the payment to any Named Executive Officer of any amounts to which the executive would not otherwise be entitled absent a change in control.

     The table below sets forth the estimated amount of payments and other benefits each Named Executive Officer would be entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2006. Amounts potentially payable under plans which are generally available to all salaried employees, such as life and disability insurance, are excluded from the table. The values related to vesting of stock options and awards are based upon the fair market value of our Common Stock of $34.42 as reported on the NASDAQ Global Select Market on December 29, 2006, the last trading day of our fiscal year. Actual payments made at any future date would vary, including based upon the amount the Named Executive Officer would have accrued under the applicable benefit or compensation plan as well as the price of our Common Stock.

		Salary & Other
		Cash		Vesting of Stock		Vesting of Stock		Healthcare
Name	Event	Payments ($)		Options ($)		Awards ($)		Benefits ($)		Total ($)
Richard S. Hill	Death	140,000	(1)	—		3,872,250	(2)	—		4,012,250
	Disability(3)	5,716,603		1,770,625		7,744,500		45,056		15,276,784
	Resignation	—	(4)	—		—		314,493	(5)	314,493
	Not for Cause or
	Retirement
	Resignation for	4,200,000	(6)	1,400,750	(6)	7,744,500	(7)	314,493	(5)	13,659,743
	Good Reason
	or Involuntary
	Termination
	Not for Cause
	Change in Control	4,200,000	(6)	1,770,625	(8)	7,744,500	(7)	314,493	(5)	14,029,618	(16)
William H. Kurtz	Death or Disability	—		—		1,118,650	(2)	—		1,118,650
Sasson Somekh	Retirement	100,000	(9)	914,025	(10)	1,893,100	(10)	55,315	(11)	2,962,440
Thomas Caulfield	Death	—		—		3,011,750	(12)	—		3,011,750
	Disability	—		—		1,634,950	(13)	—		1,634,950
	Resignation for	705,833	(14)	—		2,753,600	(15)	—		3,459,433
	Good Reason
	or Involuntary
	Termination
	Not for Cause
Ginettto Addiego	Death or Disability	—		—		860,500	(2)	—		860,500
____________________

(1)	Under the terms of Mr. Hill’s employment agreement, if Mr. Hill’s employment terminates as a result of his death prior to reaching the age of 55, his estate would be entitled to pro-rated base salary and benefits paid bi-weekly through the second full month after Mr. Hill’s death, which represents the amount shown above. If Mr. Hill remains an employee of the Company and his employment terminates as a result of death after reaching the age of 55, additional payments would be made to Mr. Hill’s estate as described in footnote 4 below.

(2)	Under the terms of each Named Executive Officer’s stock award, half of the total number of shares of restricted stock awards shall immediately vest if continuous service is terminated as a result of the death or disability of the Named Executive Officer.

(3)	Under the terms of Mr. Hill’s employment agreement, Mr. Hill would remain an employee of the Company until he reaches the age of 65. During this time, Mr. Hill would be entitled to receive 66 2/3% of his then base salary payable bi-weekly. As an employee, Mr. Hill’s outstanding stock options and stock awards would continue to vest and he would continue to receive healthcare benefits until he reaches the age of 65. For purposes of calculating potential healthcare benefits shown above, we have assumed no change in Mr. Hill’s current level of healthcare benefits.

(4)	Under the terms of Mr. Hill’s employment agreement, if Mr. Hill remains an employee of the Company after reaching the age of 55 and subsequently terminates his employment, Mr. Hill would be entitled to receive the accumulated benefits associated with his SERP, which consists of an additional cash payment equal to 24 times Mr. Hill’s highest base monthly salary paid during employment. In addition, a supplemental payment equal to the following multiples of Mr. Hill’s highest base monthly salary paid during employment would be made based on Mr. Hill’s age at the time of retirement: 12 times at age 56; 24 times at age 57; and 36 times at age 58 or older. Had Mr. Hill attained age 55 or older at the end of fiscal 2006, the total amount that would have been included in the table set forth above would have been as follows: age 55 - $1,680,000; age 56 - $2,520,000; age 57 - $3,360,000; and age 58 or older - $4,200,000. As Mr. Hill was not 55 at the end of 2006, no amounts have been included in the table above.

(5)	Under the terms of Mr. Hill’s employment agreement, Mr. Hill and his dependents will be provided healthcare benefits for the duration of their lifetimes, less premiums for such coverage as of the date of termination equal to the rates then applicable to active employees’ spouses and dependents. The same assumptions used to calculate the amounts in the table above were used to calculate the benefit obligation for our Post-Retirement Healthcare Plan in our 2006 Consolidated Financial Statements, including discount rate of 5.85% and mortality rate obtained from the 1994 Group Annuity Mortality Table.

(6)

Under the terms of Mr. Hill’s employment agreement, Mr. Hill will receive for a period of two years the following: (i) compensation in the form of salary continuation equal to two years then current base salary payable bi-weekly, (ii) payments equal to 150% of his base annual salary in any year in which any non-equity incentive compensation payments are made to similarly situated employees, and (iii) continued vesting of any outstanding stock option awards. After the two year period, Mr. Hill would serve as a consultant to the Company for a period of three years during which time Mr. Hill would have the ability to exercise any vested options. In the event of a change-in-control, Mr. Hill’s employment agreement provides that, if he accepts a position with the successor company, and terminates his employment for good reason (as defined in the agreement) within two years of the change-in-control, Mr. Hill will be entitled to the same benefits he would otherwise be entitled to upon termination for good reason absent a change-in-control.

(7)	Under the terms of Mr. Hill’s employment agreement, all unvested restricted stock awards would immediately vest.

(8)	Under the terms of Mr. Hill’s employment agreement, all unvested stock options would immediately vest.

(9)	On December 20, 2006, the Company entered into a severance agreement with Mr. Somekh, who retired as an officer effective January 29, 2007. Under the terms of the agreement, Mr. Somekh remains a part-time employee through September 30, 2010, during which time he will receive the base salary set forth in the table above.

(10)	Under the terms of Mr. Somekh’s severance agreement, certain unvested stock options and restricted stock awards will continue to vest during the term of Mr. Somekh’s part-time employment with the Company.

(11)	Under the terms of Mr. Somekh’s severance agreement, Mr. Somekh and his spouse will continue receiving health benefits until Mr. Somekh attains the age of 65 in 2011. The amount set forth in the table above is based on the same assumptions used to calculate the benefit obligation of our Post-Retirement Healthcare Plan in our 2006 Consolidated Financial Statements as noted in footnote 4 to the “Pension Benefits Table.”

(12)	Upon Mr. Caulfield’s death, all shares of restricted stock awarded in conjunction with his employment and half of the total number of shares of restricted stock awarded on December 15, 2006 would immediately vest.

(13)	Under the terms of Mr. Caulfield’s stock awards, half of the total number of shares of restricted stock awarded shall immediately vest if continuous service is terminated as a result of Mr. Caulfield’s disability.

(14)	Under the terms of Mr. Caulfield’s employment agreement, Mr. Caulfield will receive a lump sum payment equal to his then monthly base salary multiplied by the number of months until October 2008, the third anniversary of his employment with the Company.

(15)	Under the terms of Mr. Caulfield’s employment agreement, all shares of restricted stock awarded in conjunction with employment will immediately vest.

(16)	Under the terms of Mr. Hill’s employment agreement, if any payment or benefit Mr. Hill would receive pursuant to a change in control would constitute a parachute payment within the meaning of Section 280G of the Code, then such payment or benefit would be reduced to an amount that resulted in no portion of the payment or benefit being subject to the excise tax. If such reduction were to occur, Mr. Hill’s employment agreement provides for payments and benefits to be reduced in a specified order. Based on an estimate of amounts to be received in relation to Mr. Hill’s taxable income for the preceding five years, the payments and benefits set forth in the table above did not result in amounts being subject to the excise tax and therefore, there was no resulting reduction in payments or benefits.

Equity Compensation Plan Information

     The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2006, including the Amended and Restated 1992 Stock Option Plan, the Amended and Restated 1992 Employee Stock Purchase Plan, the 2001 Plan, the 2001 NQ Plan, and the option plans and agreements assumed by the Company in connection with the acquisitions of GaSonics International Corporation (the “GaSonics Acquisition”) and SpeedFam-IPEC, Inc. (the “SpeedFam-IPEC Acquisition”) (together, with the exception of the 2001 Plan and the Amended and Restated 1992 Employee Stock Purchase Plan, the “Previous Plans”). Upon shareholder approval of Proposal No. 2, no further awards will be made under the Previous Plans.

			(c)
			Number of securities
	(a)	(b)	remaining available
	Number of securities	Weighted-average	for future issuance
	to be issued	exercise price	under equity
	upon exercise of	of outstanding	compensation plans
	outstanding options,	options, warrants	(excluding securities
Plan Category	warrants and rights (6)	and rights (7)	reflected in column (a))
Equity compensation plans approved by
security holders (1)	14,537,200	$30.69	1,790,634
Equity compensation plans not approved by
security holders (2)(3)(4)(5)	8,411,733	$34.69	2,552,384
Total	22,948,933	$32.16	4,343,018
____________________

(1)	Represents shares of Common Stock issuable pursuant to the Company’s Amended and Restated 1992 Stock Option Plan (the “1992 Plan”), the 1992 ESPP, and the 2001 Plan.

The 1992 Plan was originally adopted by the Board of Directors in April 1992 and was approved by the shareholders in May 1992. The Board of Directors adopted amendments and restatements of the 1992 Plan in 1993, 1995, 1996, 1997, 1998 and 1999. These amendments and restatements were approved by the shareholders in 1994, 1995, 1996, 1997, 1998 and 2000. The 1992 Plan is administered by the Compensation Committee. Options granted pursuant to the 1992 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as determined by the Compensation Committee. Stock options expire ten years after the date of grant. The 1992 Plan expired in 2002 and options are no longer granted under the 1992 Plan. As of December 31, 2006, there were options outstanding to purchase 7,036,932 shares of Common Stock under the 1992 Plan at a weighted average exercise price of $32.82 per share and no shares available for future issuance.

The 1992 ESPP was originally adopted by the Board of Directors and approved by the shareholders in May 1992. Amendments and restatements of the 1992 ESPP were adopted by the Board of Directors and approved by the shareholders in 1995, 1996, 1997, 1998, 1999 and 2002. The purpose of the 1992 ESPP is to provide participating employees of the Company with an opportunity to purchase Common Stock through payroll deductions. The 1992 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. The 1992 ESPP is implemented by one offering during each six-month period. The Board of Directors may alter the duration of the offering periods without shareholder approval. The price per share at which shares are sold under the 1992 ESPP is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period, or (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the NASDAQ Global Select Market as of such date. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 15% of a participant’s eligible compensation, which is defined in the 1992 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation, or (ii) $5,000 for each offering period. A participant may purchase no more than 1,000 shares in any one offering period. As of December 31, 2006, there were 452,138 shares available for future issuance under the 1992 ESPP.

The 2001 Plan was originally adopted by the Board of Directors in March 2001 and approved by the shareholders in May 2001. The 2001 Plan is administered by the Compensation Committee. Options granted pursuant to the 2001 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as determined by the Compensation Committee. Options expire ten years after the date of grant. The stock options issued under the 2001 Plan have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. As of December 31, 2006, there were options outstanding to purchase 7,450,028 shares of Common Stock under the 2001 Plan at a weighted average exercise price of $28.68 per share and 1,338,496 shares available for future issuance.

(2)	Includes 423,027 shares of Common Stock issuable pursuant to option plans and agreements assumed pursuant to the GaSonics Acquisition and 15,869 shares of Common Stock available for future issuance pursuant to option plans assumed pursuant to the GaSonics Acquisition. The option agreements were originally issued by GaSonics under the GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, the Gamma Precision Technology 1998 Stock Option Plan and the GaSonics International Corporation 2000 Supplemental Stock Option Plan (collectively, the “GaSonics Plans”), which are described below.

Pursuant to the GaSonics Acquisition, the Company assumed the option agreements then outstanding under the GaSonics Plans (the “GaSonics Assumed Options”). The GaSonics Assumed Options are governed by the terms of the respective GaSonics Plan under which they were originally issued. In addition, any future options issued under the GaSonics Plans will be governed by the respective plan under which such options are issued. Options governed by the terms of the GaSonics Plans generally are non-transferable (with the exception of non-qualified stock options, which may be assigned) and expire no later than ten years from date of grant. Options generally are exercisable immediately upon vesting. Shares of Common Stock issuable and/or exercised under the GaSonics Plans vest based upon years of service, generally four years. The GaSonics Plans, other than the Gamma Precision Technology 1998 Stock Option Plan, which was assumed by GaSonics when GaSonics acquired Gamma Precision Technology, were duly approved by the shareholders of GaSonics prior to the GaSonics Acquisition.

(3)	Includes 412,652 shares of Common Stock issuable pursuant to option plans and agreements assumed pursuant to the SpeedFam-IPEC Acquisition and 83,348 shares of Common Stock available for future issuance pursuant to option plans assumed pursuant to the SpeedFam-IPEC Acquisition. The option agreements were originally issued by SpeedFam-IPEC under the SpeedFam, Inc. 1991 Employee Incentive Stock Option Plan, as amended, the SpeedFam-IPEC, Inc. 1992 Stock Option Plan, as amended, the 1995 Stock Plan for Employees and Directors of SpeedFam-IPEC International, Inc., as amended, the 2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc., and the Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June 14, 2001 (collectively, the “SpeedFam- IPEC Plans”), which are described below.

Pursuant to the SpeedFam-IPEC Acquisition, the Company assumed the option agreements then outstanding under the SpeedFam-IPEC Plans (the “SpeedFam-IPEC Assumed Options”). The SpeedFam-IPEC Assumed Options are governed by the terms of the respective SpeedFam-IPEC Plan under which they were originally issued. In addition, any future options issued under the SpeedFam-IPEC Plans will be governed by the respective plan under which such options are issued. Options governed by the terms of the SpeedFam-IPEC Plans generally are non-transferable and expire no later than ten years from date of grant. Options generally are exercisable immediately, upon vesting. Shares of Common Stock issuable and/or exercised under the SpeedFam-IPEC Plans vest based upon years of service, generally four years. The SpeedFam-IPEC Plans, other than the 2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc. and the Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June 14, 2001, were duly approved by the shareholders of SpeedFam-IPEC prior to the SpeedFam-IPEC Acquisition.

(4)	Includes 7,326,054 shares of Common Stock issuable pursuant to option plans and agreements and 2,453,167 shares of Common Stock available for future issuance pursuant to the Company’s 2001 NQ Plan, which is described below.

The Board of Directors adopted the 2001 NQ Plan in December 2001. The 2001 NQ Plan is administered by the Compensation Committee. Pursuant to the 2001 NQ Plan, the Compensation Committee may grant non-qualified stock options, at its discretion, to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. Only non-qualified stock options may be issued under the 2001 NQ Plan. Stock options may not be granted to officers or directors of the Company from the 2001 NQ Plan. Stock options shall be issued under the 2001 NQ Plan with an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. The term of all options granted under the NQ Plan shall not exceed ten years from the date of grant.

(5)	Includes 250,000 shares of Common Stock issuable pursuant to the grant of an employment inducement stock option to Mr. Somekh, who joined the Company in January 2004.

(6)	Includes stock options and restricted stock units and excludes restricted stock awards issued at grant.

(7)	The calculation of the weighted average exercise price of outstanding options, warrants and rights excludes restricted stock units.

Certain Relationships and Related Transactions

     In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest on an ongoing basis and approving all such transactions (if such transactions are not approved by another independent body of the Board). A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies that we had a material relationship with during that year. The following were reportable transactions that occurred during year 2006.

     The Company leases an aircraft from a third-party entity wholly owned by Richard S. Hill, the Company’s Chairman and Chief Executive Officer. Under the aircraft lease agreement, the Company incurred lease expense of $830,800 for the year ended December 31, 2006. The Audit Committee authorized the Company’s internal audit function to conduct a study of lease rates for similar aircraft as part of the internal plan approved by the Audit Committee in February 2006. The results of this study confirmed that rates charged by the third-party entity would be comparable to amounts charged by third-party commercial charter companies for similar aircraft.

     The Company employs Richard S. Hill’s spouse, Loan Hill, as Senior Director of Information Technology. Ms. Hill has been employed with the Company since 1991. As of and for the year ended December 31, 2006, Ms. Hill received compensation of approximately $303,357 and the intrinsic value of her unexercised stock options was $261,354. In addition, the Company employs Jeffrey C. Benzing’s spouse, Victoria Shannon Benzing, as a Patent Executive. Ms. Benzing has been employed with the Company since 1995. As of and for the year ended December 31, 2006, Ms. Benzing received compensation of approximately $301,993 and the intrinsic value of her unexercised stock options was $1,203,755. The compensation paid to Ms. Hill and Ms. Benzing is commensurate with their peers’.

AUDIT COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, the following report shall not be deemed to be “soliciting material” or to be “ filed” with the Securities and Exchange Commission, nor shall such information be deemed to be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

     The Audit Committee assists the Board of Directors in fulfilling its responsibilities to the shareholders with respect to the Company’s independent registered public accounting firm, accounting and financial reporting practices, the quality and integrity of the Company’s financial statements and reports, and the Company’s system of internal control over financial reporting. The Board of Directors has adopted a written charter for the Audit Committee that details the responsibilities of the Audit Committee. A copy of the charter is available on the Company’s website at www.novellus.com. Since the effective date of the Sarbanes-Oxley Act of 2002, the Audit Committee has become responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.

     With regard to the fiscal 2006 audit, the Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2006, the scope, extent and procedures for its audits. Following completion of the audits, the Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of its examinations, the cooperation received by it during the audit examination, its evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

     Management has the primary responsibility for the Company’s financial statements, reporting process and systems of internal controls. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, with management. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with Ernst & Young LLP its judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement of Auditing Standards No. 61 “Communication with Audit Committees.” In addition, the Audit Committee received from Ernst & Young LLP written disclosures and a letter regarding its independence as required by the Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees”, discussed with Ernst & Young LLP its independence from management and the Company, and considered the compatibility of non-audit services with such independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors subsequently approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

     In addition, the Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007, and the Board of Directors concurred with such selection. The Audit Committee has recommended to the shareholders that they ratify and approve the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Ann D. Rhoads Neil R. Bonke Glen G. Possley Delbert A. Whitaker

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of Common Stock as of February 28, 2007 as to (a) each director and nominee, (b) each Named Executive Officer for the year ended December 31, 2006, (c) all current executive officers and directors as a group, and (d) each person known by the Company, as of December 31, 2006, to beneficially own more than 5% of the outstanding shares of its Common Stock. Unless otherwise noted, the address of each beneficial owner listed in the table is c/o Novellus Systems, Inc., 4000 North First Street, San Jose, California 95134.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Directors and Named Executive Officers (1)
Richard S. Hill (2)	1,933,075	1.52%
Neil R. Bonke (3)	32,545	*
Youssef A. El-Mansy (4)	29,333	*
J. David Litster (5)	60,333	*
Yoshio Nishi (6)	56,000	*
Glen G. Possley (7)	80,333	*
Ann D. Rhoads (8)	46,000	*
William R. Spivey (9)	74,000	*
Delbert Whitaker (10)	56,000	*
William H. Kurtz (11)	95,000	*
Sasson Somekh (12)	436,106	*
Thomas Caulfield (13)	95,000	*
Ginetto Addiego (14)	120,778	*
All current executive officers and directors
as a group (18 persons) (15)	4,515,651	3.49%
Persons Owning More Than 5% of Common Stock
Private Capital Management, L.P. (“PCM”) (16)	9,098,673	7.4%
AMVESCAP PLC (17)	7,022,899	5.68%
Tudor Investment Corporation (18)	7,349,307	5.9%
BlackRock, Inc. (19)	9,879,261	7.99%
State Street Bank and Trust Company, Trustee (20)	8,652,706	7.0%
____________________

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 28, 2007 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Applicable percentages are based on 125,881,578 shares outstanding on February 28, 2007, adjusted as required by the rules. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Includes (i) options to purchase an aggregate of 1,549,402 shares are currently exercisable or will be exercisable within 60 days of February 28, 2007, (ii) 225,000 shares subject to further vesting restrictions, (iii) 6,214 shares held by Mr. Hill’s spouse, (iv) 4,000 shares held by Mr. Hill’s spouse subject to further vesting restrictions and (v) options to purchase an aggregate of 66,960 shares held by Mr. Hill’s spouse are currently exercisable or will be exercisable within 60 days of February 28, 2007.

(3)	Includes (i) options to purchase an aggregate of 22,545 shares which are currently exercisable or will be exercisable within 60 days of February 28, 2007 and (ii) 8,333 shares subject to further vesting restrictions.

(4)	Includes (i) options to purchase an aggregate of 18,000 shares which are currently exercisable or will be exercisable within 60 days of February 28, 2007 and (ii) 8,333 shares subject to further vesting restrictions.

(5)	Includes (i) options to purchase an aggregate of 46,000 shares which are currently exercisable or will be exercisable within 60 days of February 28, 2007 and (ii) 8,333 shares subject to further vesting restrictions.

(6)	Includes (i) options to purchase an aggregate of 46,000 shares which are currently exercisable or will be exercisable within 60 days of February 28, 2007 and (ii) 8,333 shares subject to further vesting restrictions.

(7)	Includes (i) options to purchase an aggregate of 46,000 shares which are currently exercisable or will be exercisable within 60 days of February 28, 2007 and (ii) 8,333 shares subject to further vesting restrictions.

(8)	Includes (i) options to purchase an aggregate of 36,000 shares which are currently exercisable or will be exercisable within 60 days of February 28, 2007 and (ii) 8,333 shares subject to further vesting restrictions.

(9)	Includes (i) options to purchase an aggregate of 46,000 shares which are currently exercisable or will be exercisable within 60 days of February 28, 2007 and (ii) 8,333 shares subject to further vesting restrictions.

(10)	Includes (i) options to purchase an aggregate of 46,000 shares which are currently exercisable or will be exercisable within 60 days of February 28, 2007 and (ii) 8,333 shares subject to further vesting restrictions.

(11)	Includes (i) options to purchase an aggregate of 30,000 shares which are currently exercisable or will be exercisable within 60 days of February 28, 2007 and (ii) 65,000 shares subject to further vesting restrictions.

(12)	Includes (i) options to purchase an aggregate of 367,500 shares which are currently exercisable or will be exercisable within 60 days of February 28, 2007 and (ii) 45,000 shares subject to further vesting restrictions.

(13)	Includes 95,000 shares subject to further vesting restrictions.

(14)	Includes (i) options to purchase an aggregate of 60,000 shares which are currently exercisable or will be exercisable within 60 days of February 28, 2007 and (ii) 40,000 shares subject to further vesting restrictions.

(15)	Includes (i) options to purchase an aggregate of 3,192,197 shares held by the current executive officers and directors which are currently exercisable or will be exercisable within 60 days of February 28, 2007, (ii) 763,664 shares held by the current executive officers and directors subject to further vesting restrictions, and (iii) indirect holdings attributable to executive officers spouses including, options exercisable within 60 days of February 28, 2007 and shares subject to further vesting restrictions in the amount of 364,143 shares.

(16)	Based solely on a Schedule 13G filed with the SEC on February 14, 2007, Private Capital Management, L.P. (“PCM”) has sole voting power with respect to 759,700 shares and sole dispositive power with respect to 759,700 shares as of December 31, 2006. PCM, 8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108.

(17)	Based solely on a Schedule 13G filed with the SEC on February 14, 2007, AMVESCAP PLC. has sole voting power with respect to 7,022,899 shares and sole dispositive power with respect to 7,022,899 shares as of December 31, 2006. AMVESCAP PLC 30 Finsbury Square London EC2A 1AG England.

(18)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2007, Tudor Investment Corporation does not have sole voting power or sole dispositive power with respect to any shares as of December 31, 2006. Tudor Investment Corporation, 1275 King Street Greenwich, CT 06831

(19)	Based solely on a Schedule 13G filed with the SEC on February 13, 2007, BlackRock, Inc. does not have sole voting power or sole dispositive power with respect to any shares as of December 31, 2006. BlackRock, Inc. 40 East 52nd Street New York, NY 10022.

(20)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007, State Street Bank and Trust Company, Trustee has sole voting power with respect to 8,652,706 shares and does not have sole dispositive power with respect to any shares as of December 31, 2006. State Street Bank and Trust Company, Trustee 225 Franklin Street Boston, MA 02110.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC and NASDAQ. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required to have been filed for such persons, the Company believes that its executive officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them, except the Company inadvertently failed to file a Form 4 on Mr. Lord’s behalf in connection with a sale in November 2006 of shares acquired by him through the Company’s Employee Stock Purchase Plan available to all U.S. employees.

Other Business

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

     Whether or not you expect to attend the Annual Meeting of shareholders in person, you are urged to submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instruction. You may submit your proxy or voting instructions (i) over the Internet, (ii) by telephone, or (iii) by completing, signing, dating and returning the enclosed Proxy Card by mail in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your Proxy Card or submit your proxy over the Internet or by telephone and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, NOVELLUS SYSTEMS, INC., 4000 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

THE BOARD OF DIRECTORS

Dated: April 10, 2007

APPENDIX A

CORPORATE GOVERNANCE COMPARISON CHART

NOVELLUS SYSTEMS, INC.
CORPORATE GOVERNANCE COMPARISON CHART

Corporate Governance Guideline		Compliance		Comment
A.	Board of Directors
	The board is controlled by greater than 75% of	☒ Yes	☐ No
independent directors.
	The Governance Committee is composed solely	☒ Yes	☐ No
of independent outside directors.
	The Compensation Committee is composed	☒ Yes	☐ No
solely of independent outside directors.
	The company has a committee that oversees	☒ Yes	☐ No
governance issues and the committee has met in
the past year.
	The full board of directors is elected annually.	☒ Yes	☐ No
	There are between nine and twelve directors	☒ Yes	☐ No
serving on the board.
	The board is authorized to increase or decrease	☐ Yes	☒ No	Our bylaws allow our Board to
	the size of the board without shareholder			increase or decrease the size of
	approval.			the Board within a range of six
to eleven.
	The CEO serves on the boards of two or fewer	☒ Yes	☐ No
other public companies.
	No former CEO of the company serves on the	☒ Yes	☐ No
board.
	The company has a designated lead director.	☒ Yes	☐ No
	The company has governance guidelines that are	☒ Yes	☐ No
publicly disclosed on the company’s website.
	The company has disclosed its policy that the	☒ Yes	☐ No
board reviews its performance regularly.
	The company has disclosed its policy that	☒ Yes	☐ No
outside directors meet without the CEO present.
	The company has disclosed that a board-	☒ Yes	☐ No
approved CEO succession plan has been
discussed and reviewed.
	Board members have express authority to retain	☒ Yes	☐ No
outside advisors.
	All directors attended at least 75% of the board	☒ Yes	☐ No
meetings in the past year or have a valid excuse
if attendance is less than 75%.
	Vacant board seats are filled by directors elected	☒ Yes	☐ No
by shareholders.

	Corporate Governance Guideline	Compliance		Comment
	The company has a policy that limits the number	☐ Yes	☒ No	Our Principles of Corporate
	of other boards on which a director (other than			Governance recommend
	the CEO) may serve.			that directors limit their
board memberships to six.
Audit Committee members
are prohibited from serving
on more than three audit
committees simultaneously.
	The company has a publicly disclosed policy	☒ Yes	☐ No
that directors are required to submit a letter of
resignation upon a job change.
	The Chairman is an independent director.	☐ Yes	☒ No	The Chairman is also CEO.
	The CEO is not a party to any “related party”	☐ Yes	☒ No	Please see “Certain
	transactions.			Relationships and Related
Transactions” in our Proxy
Statement.
	Directors and officers (other than the CEO) are	☒ Yes	☐ No	Please see “Certain
	party to “related party” transactions.			Relationships and Related
Transactions” in our Proxy
Statement.
	One or more directors have participated in a	☒ Yes	☐ No
director education program during 2006.
	The board conducts performance reviews of	☐ Yes	☒ No	The performance of the
	individual directors.			board and its committees are
reviewed each year.
B.	Shareholder Voting Rights
	Shareholders have cumulative voting rights in	☒ Yes	☐ No
director elections.
	Shareholders may act by written consent.	☒ Yes	☐ No
C.	Takeover Defenses
	The company does not have a poison pill in	☒ Yes	☐ No
place.
	A simple majority vote of shareholders is	☒ Yes	☐ No
required to amend the charter or bylaws.
	The board may amend the bylaws without	☒ Yes	☐ No	In certain cases, amendment
	shareholder approval.			of our Bylaws requires
shareholder approval.
	Shareholders may call special meetings.	☒ Yes	☐ No
	The company is subject to a control share	☐ Yes	☒ No	Our stance on this matter is
	acquisition statute.			beneficial to our shareholders.
	The company is subject to a freezeout provision.	☐ Yes	☒ No	Our stance on this matter is
beneficial to our shareholders.
	The company is subject to a fair price provision.	☐ Yes	☒ No	Our stance on this matter is
beneficial to our shareholders.

	Corporate Governance Guideline	Compliance		Comment
	The company has opted out of any state	☐ Yes	☒ No	Our stance on this matter is
	stakeholder law provision.			beneficial to our shareholders.
	A simple majority vote of shareholders is	☒ Yes	☐ No
required to approve a merger.
	The company is incorporated in a state without	☒ Yes	☐ No
anti-takeover provisions.
D.	Capitalization
	Common stock and blank check preferred stock	☒ Yes	☐ No
are authorized.
E.	Equity Compensation/Ownership
	All directors with more than one year of service	☒ Yes	☐ No	Please see “Security
	own stock.			Ownership of Certain
Beneficial Owners and
Management” in our Proxy
Statement.
	Option repricing without shareholder approval is	☒ Yes	☐ No
prohibited by the company’s stock option plans.
	All stock-based incentive plans have been	☐ Yes	☒ No
approved by shareholders.
	Executives are subject to stock ownership	☐ Yes	☒ No
guidelines.
	Directors are subject to stock ownership	☐ Yes	☒ No
guidelines.
	There are no interlocks among compensation	☒ Yes	☐ No
committee members.
	Directors receive all or a portion of their	☒ Yes	☐ No
compensation in the form of equity.
	Average options granted in the past three	☒ Yes	☐ No
years as a target percentage of basic shares
outstanding.
	The company expenses stock option grants on	☒ Yes	☐ No	In accordance with
	its income statement.			SFAS 123(R), we began
expensing stock option grants
beginning in the first quarter
of 2006.
	The company has granted awards with vesting	☒ Yes	☐ No
schedules that are based on satisfaction of
performance criteria.
	The company requires executives to retain a	☐ Yes	☒ No
meaningful portion of shares acquired upon
exercise of stock options for a specified time
after exercise.
	The company requires executives to retain a	☐ Yes	☒ No
meaningful portion of restricted shares after the
awards have fully vested.

	Corporate Governance Guideline	Compliance		Comment
F.	Audit Committee
	The audit committee is comprised solely of	☒ Yes	☐ No
independent directors.
	The audit committee has at least one “financial	☒ Yes	☐ No
expert.”
	Fees paid to the company’s accounting firm for	☒ Yes	☐ No
non-audit services are less than 30% of the total
fees paid for audit and tax compliance services.
	The company’s selection of an independent	☒ Yes	☐ No
registered public accounting firm is submitted
to the shareholders for ratification.

APPENDIX B

NOVELLUS SYSTEMS, INC.
2001 STOCK INCENTIVE PLAN

(Amended and Restated February 15, 2007)

     1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

          (b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

          (d) “Award” means the grant of an Option, Restricted Stock or Restricted Stock Unit under the Plan.

          (e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          (f) “Board” means the Board of Directors of the Company.

          (g) “Code” means the Internal Revenue Code of 1986, as amended.

          (h) “Committee” means any committee appointed by the Board to administer the Plan.

          (i) “Common Stock” means the common stock of the Company.

          (j) “Company” means Novellus Systems, Inc., a California corporation.

           (k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

           (l) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Nonstatutory Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

          (m) “Corporate Transaction” means any of the following transactions:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

               (iii) approval by the Company’s shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

               (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

               (v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

          (n) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

          (o) “Director” means a member of the Board or the board of directors of any Related Entity.

          (p) “Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

          (q) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

          (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (s) “Fair Market Value” means, that as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

            (t) “Grantee” means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

            (u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

            (w) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (x) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

            (y) “Outside Director” means a Director who is not an Employee.

            (z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (aa) “Performance - Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

            (bb) “Plan” means this 2001 Stock Incentive Plan.

            (cc) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

            (dd) “Related Entity Disposition” means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

            (ee) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

            (ff) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

            (gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

            (hh) “Share” means a share of the Common Stock.

            (ii) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan.

            (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 14,860,000 Shares, plus the number of Shares that remain available for grants of awards under the Company’s 2001 Non-Qualified Stock Option Plan (the 2001 NQ Plan) as of May 11, 2007, plus any Shares that would otherwise return to the 2001 NQ Plan as a result of forfeiture, termination or expiration of awards previously granted under the 2001 NQ Plan; provided, however, that the maximum aggregate number of Shares which may be issued pursuant to all Awards of Restricted Stock and Restricted Stock Units is 4,636,000 and that the maximum aggregate number of Shares which may be issued pursuant to all Awards of Incentive Stock Options is 14,000,000 Shares (with all such Share amounts and limits subject to the provisions of Section 10, below). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

            (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan.

      4. Administration of the Plan.

            (a) Plan Administrator.

                  (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                  (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                  (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

                  (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

            (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                  (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

                  (ii) to determine whether and to what extent Awards are granted hereunder;

                  (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

                  (iv) to approve forms of Award Agreements for use under the Plan;

                  (v) to determine the terms and conditions of any Award granted hereunder;

                  (vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan shall be subject to shareholder approval and (C) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock or other Award shall be subject to shareholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;

                  (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

                  (viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

                  (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

     The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     6. Terms and Conditions of Awards.

           (a) Type of Awards. The Administrator is authorized under the Plan to award Options, Restricted Stock and Restricted Stock Units with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.

            (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

            (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. For Awards that are not intended to qualify as Performance-Based Compensation, the performance criteria established by the Administrator may be based on personal management objectives, or other measures of performance selected by the Administrator. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

            (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

            (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

            (f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

            (g) Individual Limitations on Awards.

                  (i) Individual Limit for Options. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be 600,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options for up to an additional 1,200,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option (if approved by shareholders).

                  (ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year of the Company shall be 600,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

                  (iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

            (h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

            (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

            (j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

            (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

      7. Award Exercise or Purchase Price, Consideration and Taxes.

            (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

                  (i) In the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                  (ii) In cases other than the case described in the preceding paragraph, the per Share exercise price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                  (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                  (iv) In the case of a Restricted Stock or Restricted Stock Units grant, such price, if any, shall be determined by the Administrator.

                  (v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

            (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

                  (i) cash;

                  (ii) check;

                  (iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

                  (iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

                  (v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

                  (vi) any combination of the foregoing methods of payment.

      The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

            (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

      8. Exercise of Award.

            (a) Procedure for Exercise; Rights as a Shareholder.

                  (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

                  (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

            (b) Exercise of Award Following Termination of Continuous Service.

                  (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

                  (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

                  (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Nonstatutory Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

      9. Conditions Upon Issuance of Shares.

            (a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

            (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     11. Corporate Transactions and Related Entity Dispositions. Except as may be provided in an Award Agreement:

           (a) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent.

           (b) The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Nonstatutory Stock Option.

     12. Effective Date and Term of Plan. The Plan became effective in 2001. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

     13. Amendment, Suspension or Termination of the Plan.

          (a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would:

               (i) lessen the shareholder approval requirements of Section 4(b)(vi) or this Section 13(a);

               (ii) increase the benefits accrued to participants under the Plan;

               (iii) increase the number of securities which may be issued under the Plan; or

               (iv) modify the requirements for participation in the Plan.

           (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

           (c) No suspension or termination of the Plan (including termination of the Plan under Section 11 above) shall adversely affect any rights under Awards already granted to a Grantee.

     14. Reservation of Shares.

           (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.

     16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

     17. Plan History. The Plan was initially approved by the Board and shareholders of the Company in 2001. In February 2003, the Board approved an amendment to the Plan to increase the automatic option grant to Outside Directors under Section 6(e) of the Plan from 10,000 shares to 18,000 shares, which amendment was not subject to shareholder approval. In March 2005, subject to shareholder approval, the Board approved an amendment to the Plan in order to (i) increase the number of shares available for issuance thereunder by 4,500,000 shares from 6,360,000 shares to 10,860,00 shares, (ii) provide that the maximum number of Shares which may be issued pursuant to all Awards of Restricted Stock is 2,136,000 Shares, (iii) remove the automatic option grant program for Outside Directors under Section 6(e) in order to permit greater flexibility in the granting of awards to Outside Directors under the Plan and (iv) amend certain other administrative provisions of the Plan. On July 20, 2006, the Board approved an amendment to the Plan to permit the grant of Restricted Stock Units and to make such other changes to reflect current Applicable Laws. On February 15, 2007, the Board approved an amendment and restatement of the Plan, subject to the approval of the Company’s shareholders, (i) to increase the maximum number of Shares available under the Plan; (ii) to impose a per person limit on the number of Shares subject to Awards of Restricted Stock and Restricted Stock Units intended to qualify as Performance-Based Compensation in any fiscal year of the Company; and (iii) to expand the definition of Corporate Transaction, which shall take effect only for Awards granted on and after the date on which the Company’s shareholders approve the amendment and restatement of the Plan.

     18. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

     19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

ATTN: INVESTOR SERVICES
4000 N. FIRST STREET
SAN JOSE, CA 95134

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Novellus Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Novellus Systems, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NOVSY1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  NOVELLUS SYSTEMS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1.	To elect nine directors of the Company to serve for the ensuring year until their successors are elected and qualified.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	01)	Richard S. Hill	06)	Glen G. Possley
	02)	Neil R. Bonke	07)	Ann D. Rhoads
	03)	Youssef A. El-Mansy	08)	William R. Spivey
	04)	J. David Litster	09)	Delbert A. Whitaker	☐	☐	☐
	05)	Yoshio Nishi
								For	Against	Abstain

2.	Proposal to ratify and approve the amendment and restatement of the Company's 2001 Stock Incentive Plan.							☐	☐	☐

3.	Proposal to increase the number of shares issuable pursuant to the Company’s 1992 Employee Stock Purchase Plan.							☐	☐	☐

4.	Proposal to ratify and approve the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007.							☐	☐	☐

Authority is hereby given to the proxies identified on the reverse side of this card to vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOVELLUS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 11, 2007

The undersigned hereby appoints Richard S. Hill and William H. Kurtz, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all shares of Common Stock of Novellus Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., local time on May 11, 2007, at the Company’s principal executive offices, 4000 North First Street, San Jose, California, 95134, or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 30, 2007 as the Record Date for determining the shareholders entitled to notice of and to vote at the 2007 Annual Meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4.

THIS PROXY WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES OF COMMON STOCK OF NOVELLUS SYSTEMS, INC. HELD IN THE NOVELLUS SYSTEMS, INC. RETIREMENT PLAN ON THE RECORD DATE, AS SET FORTH IN THE NOTICE OF 2007 ANNUAL MEETING AND PROXY STATEMENT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE